Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-283810 and 333-283810-01
Subject to Completion, dated November 3, 2025
The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated October 31, 2025)
€

BMS Ireland Capital Funding Designated Activity Company
€     % Notes due 20
€     % Notes due 20
€     % Notes due 20
€     % Notes due 20
€     % Notes due 20
Fully and Unconditionally Guaranteed by
Bristol-Myers Squibb Company
BMS Ireland Capital Funding Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland (the “Issuer”), is offering €   of   % Notes due 20  (the “20  Notes”), €   of   % Notes due 20  (the “20  Notes”), €   of   % Notes due 20  (the “20  Notes”), €   of   % Notes due 20  (the “20  Notes”) and €   of   % Notes due 20  (the “20  Notes” and, together with the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes, the “Notes”).
The 20  Notes will bear interest at a rate of   % per annum and will mature on   , 20 . The 20  Notes will bear interest at a rate of   % per annum and will mature on   , 20 . The 20  Notes will bear interest at a rate of   % per annum and will mature on   , 20 . The 20  Notes will bear interest at a rate of   % per annum and will mature on   , 20 . The 20  Notes will bear interest at a rate of   % per annum and will mature on   , 20 .
Interest on the 20  Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026. Interest on the 20  Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026. Interest on the 20  Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026. Interest on the 20  Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026. Interest on the 20    Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026.
The Issuer has the option to redeem all or a portion of the 20  Notes, the 20  Notes, the 20  Notes, the 20  Notes and the 20  Notes at any time prior to maturity, at the applicable redemption price as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption of the Notes.” In addition, the Issuer may redeem the Notes in whole, but not in part, at any time in the event of certain developments affecting taxation. See “Description of Notes—Redemption for Tax Reasons.”
The Notes will be the Issuer’s general, unsecured senior obligations and will be fully and unconditionally guaranteed (the “Notes Guarantee”) on a senior unsecured basis by Bristol-Myers Squibb Company, the Issuer’s ultimate parent company (the “Parent”). The Notes will rank equally in right of payment with all of the existing and future unsecured senior indebtedness of the Issuer, will rank senior in right of payment to all of the existing and future unsecured, subordinated indebtedness of the Issuer, will be effectively subordinated to all of the existing and future secured indebtedness of the Issuer, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Issuer’s subsidiaries (other than indebtedness and liabilities owed to the Issuer, if any). The Notes Guarantee will rank equally in right of payment with all of the existing and future unsecured senior indebtedness of the Parent, will rank senior in right of payment to all of the existing and future unsecured, subordinated indebtedness of the Parent, will be effectively subordinated to all of the existing and future secured indebtedness of the Parent, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Parent’s subsidiaries (other than (i) by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer and (ii) with respect to any indebtedness and liabilities owed to the Parent, if any).
Substantially concurrently with this offering, the Parent commenced a tender offer (the “Tender Offer”) to purchase, for cash, various series of the Parent’s outstanding notes (the “Tender Offer Notes”) as further described in “Summary—Recent Developments.” We intend to use the net proceeds of this offering, together with approximately $3.0 billion of cash on hand, (i) to fund the Tender Offer and/or other repurchase, repayment or redemption of the notes subject to the Tender Offer, (ii) to pay fees and expenses in connection therewith and with this offering and (iii) to the extent of any remaining proceeds, for general corporate purposes.
This offering is not contingent on the consummation of the Tender Offer or the purchase of any of the Tender Offer Notes in connection therewith.
The Notes will be issued only in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain it, and we may delist the Notes at any time. We do not otherwise intend to list the Notes on any securities exchange or to seek approval for quotation through any automated quotation system.
Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 5 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks that you should consider before investing in the Notes.
Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note		Per 20 Note
	€	%	€	%	€	%	€	%	€	%
Public offering price(1)
Underwriting commission
Proceeds, before expenses, to the Issuer(1)
Total
(1)	Plus accrued interest, if any, from , 2025, if settlement occurs after such date.
The underwriters expect that delivery of the Notes will be made to investors in book-entry form only through the facilities of Clearstream Banking société anonyme and Euroclear Bank SA/NV as operator of the Euroclear System, on or about   , 2025.
Joint Lead Managers and Joint Book-Running Managers

Citigroup Global Coordinator	Barclays	BNP PARIBAS	J.P. Morgan	Société Générale Corporate & Investment Banking
The date of this prospectus supplement is   , 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Notes in some jurisdictions may be restricted by law. Persons in whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting” in this prospectus supplement.
As used in the prospectus supplement, references to “we,” “our” and “us” are references to Bristol-Myers Squibb Company and, unless the context otherwise requires, its consolidated subsidiaries, including the Issuer. References to the “Parent” in this prospectus supplement are to Bristol-Myers Squibb Company, excluding its consolidated subsidiaries. References to the “Issuer” in this prospectus supplement are to BMS Ireland Capital Funding Designated Activity Company. References to the “Notes” in this prospectus supplement are references to each of the 20   Notes, the 20   Notes, the 20   Notes, the 20   Notes and the 20   Notes unless otherwise indicated. References in this prospectus supplement and the accompanying prospectus to “U.S. dollars,” “U.S.$” or “$” are to the currency of the United States of America, and references to “euros” or “€” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.
Solely for the convenience of the reader, certain euro amounts herein have been translated into U.S. dollars at the rate of €1.00 to $1.15670, the euro/U.S. dollar rate of exchange as reported on the Bloomberg page “BFIX” as of 12:00 p.m. (London time) on October 31, 2025. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate at that or any other date.
STABILIZATION
IN CONNECTION WITH THE ISSUE OF THE NOTES, BARCLAYS BANK PLC, IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICES OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.
S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus (including the documents incorporated by reference) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed, and there is no assurance that our product candidates will receive necessary clinical and manufacturing regulatory approvals, that our pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, that contractual milestones will be achieved or that the Tender Offer will be consummated in accordance with the terms described in this prospectus supplement or at all.
Forward-looking statements are based on current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting, including the potential for international reference pricing and most-favored nation drug pricing for our products; market actions taken by private and government payers to manage drug utilization and contain costs; government actions relating to the imposition of new tariffs, trade restrictions and export regulations; our ability to retain patent and market exclusivity for certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; our ability to obtain and maintain regulatory approval for our product candidates; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; our ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; exposure to litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of our suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of our products and from stolen products; product label changes or other measures that could result in declining sales; safety or efficacy concerns regarding our products or any product in the same class as our products; the risk of cyber-attacks and unauthorized disclosure of trade secrets or other confidential data; our ability to execute our financial, strategic and operational plans; our ability to attract and retain key personnel; the impact of our significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; issuance of new or revised accounting standards; and risks relating to public health outbreaks, epidemics and pandemics.
The foregoing list sets forth some, but not all, of the factors that could have an impact upon our ability to achieve results described in any forward-looking statements. A further list and description of these and other factors can be found in the section entitled “Risk Factors” and elsewhere in this prospectus supplement. In addition, all of the forward-looking statements that we make in this document are qualified by the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including, but not limited to, (i) the information contained under this heading and (ii) the information discussed under the section entitled “Risk Factors” in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by future filings with the SEC. See “Where You Can Find More Information; Documents Incorporated by Reference.”
S-iii

Persons reading this prospectus supplement and the accompanying prospectus are cautioned not to place undue reliance on our forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. You also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors also should realize that if underlying assumptions prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from our projections. Except as otherwise required by law, we are not under any obligation, and expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements included in this prospectus supplement, the accompanying prospectus, or elsewhere, whether written or oral, that may be made from time to time relating to any of the matters discussed in this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, changed circumstances or otherwise, as of any future date.
S-iv

INDUSTRY AND MARKET DATA
We have obtained certain industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein or therein regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus supplement.
However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, industry and market share data involves estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors,” as well as any qualifications and uncertainties discussed under the heading “Forward-Looking Statements,” contained in this prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement.
S-v

SUMMARY
This summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, which are described under “Where You Can Find More Information; Documents Incorporated by Reference.” Because it is abbreviated, this summary does not contain all of the information that you should consider before making an investment in the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” section, the audited consolidated financial statements contained in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 and the notes to those financial statements, before making an investment decision. In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”
Bristol-Myers Squibb Company Overview
Bristol-Myers Squibb Company was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger.
Our principal strategy is to combine the resources, scale and capability of a large pharmaceutical company with the speed, agility and focus on innovation typically found in the biotech industry. Our focus as a biopharmaceutical company is on discovering, developing and delivering transformational medicines for patients facing serious diseases in areas where we believe that we have an opportunity to make a meaningful difference: oncology, hematology, immunology, cardiovascular, neuroscience and other areas where we can also create long-term value. Our priorities are to focus on transformational medicines where we have a competitive advantage, drive operational excellence and strategically allocate capital for long-term growth and shareholder returns.
We compete with other global research-based biopharmaceutical companies, smaller research companies and generic drug manufacturers. Our products are sold worldwide, primarily to wholesalers, distributors, specialty pharmacies, and to a lesser extent, directly to retailers, hospitals, clinics and government agencies. We have significant manufacturing operations in the U.S., Puerto Rico, Switzerland, Ireland and the Netherlands. Our principal executive offices are located at Route 206 & Province Line Road, Princeton, New Jersey 08543, and our telephone number is (609) 252-4621. We maintain a website at www.bms.com. Information included on or accessible through our website does not constitute a part of this prospectus supplement and, therefore, is not incorporated herein by reference.
BMS Ireland Capital Funding Designated Activity Company Overview
The Issuer is a newly formed, wholly-owned subsidiary of the Parent. The Issuer is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the Notes and any other debt securities that it may issue in the future that are fully and unconditionally guaranteed by the Parent. The Issuer is a designated activity company limited by shares incorporated under the laws of Ireland on April 9, 2025. The Issuer’s registered office is located at Plaza 254, Blanchardstown Corporate Park 2, Dublin 15, D15 T867, Ireland, and its telephone number is +353 1 483 3625. No historical information relating to the Issuer is presented herein or incorporated by reference.

Summary Corporate and Financing Structure
Set forth below is a simplified and summarized corporate structure chart indicating the entities that are the Issuer and the Parent, the guarantor of the Notes. The chart is provided for indicative and illustrative purposes only and does not reflect certain intermediate companies between Parent and the Issuer and does not represent all of Parent’s direct or indirect subsidiaries or debt obligations. This structure chart should be read in conjunction with the information contained in this prospectus supplement and the accompanying prospectus.

Parent*
Parent indebtedness**
Full and unconditional downstream guarantee of the Notes offered hereby
Remainder of Parent Subsidiaries**
Issuer*
Notes offered hereby
— Indirect Ownership

*	For illustrative purposes only. Certain intermediate companies between the Parent and the Issuer are not presented.
**	For additional information regarding indebtedness of the Parent and its consolidated subsidiaries as of September 30, 2025, see “Capitalization.”

Recent Developments
Tender Offer
Substantially concurrently with this offering, the Parent commenced an offer (the “Tender Offer”) to purchase, for cash, (i) the Parent’s 4.950% Notes due 2026, 3.200% Notes due 2026, 4.900% Notes due 2027, 3.900% Notes due 2028, 4.900% Notes due 2029 and 3.400% Notes due 2029 (collectively, the “Pool 1 Notes”) for an aggregate purchase price of up to $4.0 billion (exclusive of accrued and unpaid interest) and (ii) the Parent’s 6.875% Debenture due 2097, 6.400% Notes due 2063, 6.250% Notes due 2053, 5.650% Notes due 2064, 5.900% Notes due 2033, 5.750% Notes due 2031, 5.550% Notes due 2054, 5.200% Notes due 2034 and 5.100% Notes due 2031 (collectively, the “Pool 2 Notes”) for an aggregate purchase price of up to $3.0 billion (exclusive of accrued and unpaid interest), in each case subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated November 3, 2025 (as may be amended or supplemented from time to time, the “Offer to Purchase”). The Tender Offer consideration for each $1,000 principal amount of the Tender Offer Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the yield based on the bid-side price of specified U.S. Treasury securities as quoted on November 18, 2025. The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on December 3, 2025, with an expected early tender deadline of 5:00 p.m., New York City time, on November 17, 2025, and an expected early settlement date of November 20, 2025. As of September 30, 2025, the principal amounts outstanding of the Tender Offer Notes was as set forth in the table below.

Capped Tender Offers	Title of Notes	Principal Amount Outstanding	Maturity	Pool Tender Cap (Purchase Price (excluding Accrued Interest))	Acceptance Priority Level(1)
Pool 1 Notes	4.950% Notes due 2026	$1,000,000,000	February 22, 2026	$4,000,000,000	1
	3.200% Notes due 2026	$1,749,998,000	June 15, 2026		2
	4.900% Notes due 2027	$1,000,000,000	February 22, 2027		3
	3.900% Notes due 2028	$1,456,162,000	February 20, 2028		4
	4.900% Notes due 2029	$1,750,000,000	February 22, 2029		5
	3.400% Notes due 2029	$2,399,977,000	July 26, 2029		6
Pool 2 Notes	6.875% Debenture due 2097	$62,417,000	August 1, 2097	$3,000,000,000	1
	6.400% Notes due 2063	$1,250,000,000	November 15, 2063		2
	6.250% Notes due 2053	$1,250,000,000	November 15, 2053		3
	5.650% Notes due 2064	$1,750,000,000	February 22, 2064		4
	5.900% Notes due 2033	$1,000,000,000	November 15, 2033		5
	5.750% Notes due 2031	$1,000,000,000	February 1, 2031		6
	5.550% Notes due 2054	$2,750,000,000	February 22, 2054		7
	5.200% Notes due 2034	$2,500,000,000	February 22, 2034		8
	5.100% Notes due 2031	$1,250,000,000	February 22, 2031		9

(1)
Subject to the applicable pool tender cap and proration, the principal amount of each series of the Tender Offer Notes that is purchased in the Tender Offer will be determined in accordance with the applicable acceptance priority level (in numerical priority order with, in the case of the Pool 1 Notes, “1” being the highest Acceptance Priority Level and “6” being the lowest, and in the case of the Pool 2 Notes, “1” being the highest Acceptance Priority Level and “9” being the lowest).

Holders of the Tender Offer Notes are not obligated to tender their Tender Offer Notes to us pursuant to the Tender Offer. In addition, we may amend or terminate the Tender Offer in respect of one more series of Tender Offer Notes, and there is no assurance that the Tender Offer will be consummated in accordance with the terms described in this prospectus supplement or at all. We cannot assure you that any of the Tender Offer Notes will be tendered or accepted for purchase by us in the Tender Offer.
Citigroup Global Markets Inc. is acting as a dealer manager with respect to the Tender Offer for which it may receive customary fees. In addition, certain of the underwriters and/or their respective affiliates may own Tender Offer Notes and be eligible to participate in the Tender Offer. As a result, one or more of the underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering (in excess of any underwriters’ commission, if applicable) used to purchase the Tender Offer Notes in the Tender Offer. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). See “Underwriting—Conflicts of Interest.”
We intend to use the net proceeds of this offering, together with approximately $3.0 billion of cash on hand, (i) to fund the Tender Offer and/or other repurchase, repayment or redemption of the notes subject to the Tender Offer, (ii) to pay fees and expenses in connection therewith and with this offering and (iii) to the extent of any remaining proceeds, for general corporate purposes. The completion of the Tender Offer is conditioned on, among other things, the consummation of this offering. This offering, however, is not conditioned on the consummation of the Tender Offer or the tender of any specified amount of the Tender Offer Notes. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Tender Offer Notes and the Tender Offer is not an offer to sell or a solicitation of an offer to purchase the Notes offered hereby. The Tender Offer is being made solely pursuant to the Offer to Purchase.

The Offering
The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement, including the “Risk Factors” section, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information; Documents Incorporated by Reference.” For a more detailed description of the Notes, see the discussion under the caption “Description of Notes” in this prospectus supplement and “Description of the Debt Securities of Finance Sub and Related Guarantees” beginning on page 17 of the accompanying prospectus.
Issuer
BMS Ireland Capital Funding Designated Activity Company
Guarantor
Bristol-Myers Squibb Company
Securities Offered
€   aggregate principal amount of   % Notes due 20   (the “20   Notes”),
€   aggregate principal amount of   % Notes due 20   (the “20   Notes”),
€   aggregate principal amount of   % Notes due 20   (the “20   Notes”),
€   aggregate principal amount of   % Notes due 20   (the “20   Notes”), and
€   aggregate principal amount of   % Notes due 20   (the “20   Notes” and, together with the 20   Notes, the 20   Notes, the 20   Notes and the 20   Notes, the “Notes”).
Maturity Dates
The 20   Notes will mature on   , 20  .
The 20   Notes will mature on   , 20  .
The 20   Notes will mature on   , 20  .
The 20   Notes will mature on   , 20  .
The 20   Notes will mature on   , 20  .
Interest
Interest on the Notes will accrue from the date of original issuance or from the most recent date to which interest has been paid or duly provided for.
The 20   Notes will bear interest at a rate of   % per annum.
The 20   Notes will bear interest at a rate of   % per annum.
The 20   Notes will bear interest at a rate of   % per annum.
The 20   Notes will bear interest at a rate of   % per annum.
The 20   Notes will bear interest at a rate of   % per annum.
Interest Payment Dates
Interest on the Notes will accrue from the date of original issuance or from the most recent date to which interest has been paid or duly provided for.

Interest on the 20   Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026.
Interest on the 20   Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026.
Interest on the 20   Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026.
Interest on the 20   Notes will be payable annually in cash in arrears on   of each year, beginning on   , 2026.
Interest on the 20   Notes will be payable annually in cash in arrears on    of each year, beginning on   , 2026.
Substitution of the Parent as Issuer
The Parent has the right, at its option at any time, without the consent of any holders of any series of Notes, to be substituted for, and assume the obligations of, the Issuer under each series of the Notes that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of Notes and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of Notes and the indenture and (ii) the Parent will be released from all obligations under the Notes Guarantee, but will instead become the primary (and sole) obligor under such Notes and the related indenture provisions. See “Material United States Federal Income Tax Considerations—Parent Assumption of the Notes.”
Additional Amounts
The Issuer will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the Notes as are necessary in order that the net payment to a beneficial owner of the principal of, and premium or redemption price, if any, and interest on such Notes, after withholding or deduction for any tax, assessment or other governmental charge imposed by Ireland or a taxing authority thereof or therein, will not be less than the amount provided in such Notes to be then due and payable had no such withholding or deduction been required. See “Description of Notes—Payment of Additional Amounts.”
Optional Redemption
The Issuer may redeem any series of Notes, at its option, in whole or in part, at any time and from time to time at the redemption prices set forth under “Description of Notes—Optional Redemption of the Notes.”
Redemption for Tax Reasons
In the event of certain developments affecting taxation, the Issuer will have the right, at its option, to redeem each series of the Notes, in whole but not in part, at any time at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date. See “Description of Notes—Redemption for Tax Reasons.”
Ranking
The Notes will be general, unsecured senior obligations of the Issuer, will rank equally in right of payment with all of the existing and future unsecured senior indebtedness of the Issuer, will rank senior in right of payment to all of the existing and future unsecured, subordinated indebtedness of the Issuer, will be effectively subordinated to all of the existing and future secured indebtedness of the Issuer, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Issuer’s subsidiaries (other than indebtedness and liabilities owed to the Issuer, if any).
The Notes Guarantee will be general, unsecured senior obligations of the Parent, will rank equally in right of payment with all of the existing and future unsecured senior indebtedness of the Parent, will rank senior in right of payment to all of the existing and future unsecured, subordinated indebtedness of the Parent, will be effectively subordinated to all of the existing and future secured indebtedness of the Parent, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Parent’s subsidiaries (other than (i) by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer and (ii) with respect to any indebtedness and liabilities owed to the Parent, if any).
Notes Guarantee
The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Parent. If the Issuer is unable to make payments on the Notes when they are due, the Parent must make them instead.
Use of Proceeds
We estimate that the net proceeds to be received by the Issuer from the sale of the Notes offered hereby will be approximately €  , after deducting the underwriting commissions and estimated offering expenses and fees payable by us. We intend to use the net proceeds of this offering, together with approximately $3.0 billion of cash on hand, (i) to fund the Tender Offer and/or other repurchase, repayment or redemption of the notes subject to the Tender Offer, (ii) to pay fees and expenses in connection therewith and with this offering and (iii) to the extent of any remaining proceeds, for general corporate purposes. See “Use of Proceeds.”
Certain Covenants
The indenture governing the Notes contains covenants that, among other things, limit the Issuer’s and the Parent’s ability to consolidate with or merge with or into any other person (other than in a merger or consolidation in which the Issuer or the Parent, as the case may be, is the surviving person) or sell the Issuer’s or the Parent’s property and assets substantially as an entirety to any person. These covenants are subject to important exceptions and qualifications, which are described in the accompanying prospectus under

“Description of the Debt Securities of Finance Sub and Related Guarantees—Covenants—Limitation on Liens” and “Description of the Debt Securities of Finance Sub and Related Guarantees—Covenants—Merger.”
Form and Minimum Denominations
The Notes will be represented by one or more global securities registered in the name of a nominee of the common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”). The Notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Risk Factors
For a discussion of factors, you should carefully consider before deciding to purchase the Notes, see “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement.
NYSE Listing
The Notes are new securities and there are currently no established trading markets for the Notes. The underwriters have advised us that they presently intend to make a market in the Notes of each series. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, liquid markets for the Notes may not be available if you try to sell your Notes. We intend to apply to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain it, and we may delist the Notes at any time. See “Underwriting” in this prospectus supplement.
Indenture Trustee
The Bank of New York Mellon.
Governing Law
The Notes will be, and the indenture is, governed by the laws of the State of New York.
Issuer Information
The Issuer is a newly formed, wholly-owned subsidiary of the Parent. The Issuer is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the Notes and any other debt securities that it may issue in the future that are fully and unconditionally guaranteed by the Parent. No historical information relating to the Issuer is presented herein or incorporated by reference.
Legal Entity Identifier
9845002AC2D55DFID596.
Conflicts of Interest
As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities. See “Underwriting—Conflicts of Interest.”

RISK FACTORS
An investment in the Notes involves risks. Prior to making a decision about investing in the Notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the Notes and Notes Guarantee and this offering as well as the information set forth under “Part I—Item 1A. Risk Factors” in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 (as such risk factors may be updated from time to time in the Parent’s public filings, which are incorporated by reference herein), which is incorporated by reference herein. You should also carefully consider the information described under “Forward-Looking Statements” in this prospectus supplement and the other information included in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference herein and therein. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Holders of the Notes will be structurally subordinated to the third-party indebtedness and obligations of the Parent’s subsidiaries other than the Issuer.
The Notes and the Notes Guarantee are obligations of the Issuer and the Parent, respectively, and not of the Parent’s other subsidiaries. The Issuer has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of the Notes and any other debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by the Parent. A significant portion of the Parent’s operations is conducted through its subsidiaries other than the Issuer. These subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent the Parent is a creditor with recognized claims against such subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of these subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of the Parent’s creditors, including holders of the Notes. Consequently, the Notes and the Notes Guarantee will be structurally subordinated to all existing and future liabilities of any of the Parent’s subsidiaries, other than the Issuer, and any subsidiaries that the Parent may in the future acquire or establish.
The incurrence of unsecured indebtedness or other liabilities by any of the Parent’s subsidiaries is not prohibited by the indenture governing the Notes and could adversely affect the Parent’s ability to pay its obligations pursuant to the Notes Guarantee. As of September 30, 2025, on a historical basis, the liabilities of the Parent’s subsidiaries, excluding intercompany liabilities and obligations of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States, that would have been structurally senior to the Notes were approximately $24.2 billion. We anticipate that from time to time the Parent’s subsidiaries will incur additional debt and other liabilities.
The limited covenants in the indenture governing the Notes and the terms of the Notes will not provide protection against significant events that could adversely impact your investment in the Notes.
The indenture governing the Notes does not:
•	require the Issuer or the Parent to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;
•	limit the Issuer’s or the Parent’s ability to incur additional unsecured indebtedness;
•
restrict the Issuer’s or the Parent’s respective subsidiaries’ ability to issue securities or otherwise incur unsecured indebtedness that would be senior to, as the case may be, the Issuer’s or the Parent’s equity interests in the Issuer’s or the Parent’s respective subsidiaries;

•	restrict the Issuer’s or the Parent’s ability to repurchase or prepay their respective securities; or
•
restrict the Issuer’s or the Parent’s, or the Issuer’s or the Parent’s respective subsidiaries’, ability to make investments or to repurchase or pay dividends or make other payments in respect of the Issuer’s and the Parent’s common stock or other securities ranking junior to the Notes.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes will not restrict the Issuer’s or the Parent’s ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

The Notes and the Notes Guarantee will be unsecured and therefore will effectively be subordinated to any secured debt that we may incur in the future.
The Notes and the Notes Guarantee will not be secured by any of our assets or those of the Issuer’s or the Parent’s subsidiaries. As a result, the Notes and the Notes Guarantee will be effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes.
The Issuer is a finance subsidiary and will depend on the Parent or the Parent’s other subsidiaries for funds to meet its obligations under the Notes.
The Issuer is a finance subsidiary of the Parent that conducts no independent operations of its own other than financing activities, and the Parent conducts substantially all of its operations through its subsidiaries. The Issuer’s principal sources of funds are its financing activities and the payments to the Issuer by other subsidiaries of the Parent, and a significant portion of the Parent’s source of funds, including funds to make payments pursuant to the Notes Guarantee, is dividends, distributions, loans or other payments from its subsidiaries. None of the subsidiaries of the Parent (other than the Issuer) is under any direct obligation to pay or otherwise fund amounts due on the Notes or the Notes Guarantee, whether in the form of dividends, distributions, loans or other payments to the Parent. In addition, there may be statutory and regulatory limitations on the ability of the Parent’s subsidiaries to pay dividends or make distributions to the Parent. If the Issuer has insufficient funds from its financing activities and sufficient funds are not able to be transferred to the Parent or the Issuer from the Parent’s other subsidiaries, or sufficient cash or liquidity is not otherwise available, the Issuer and the Parent may not be able to make principal, premium or interest payments on outstanding debt, including under the Notes and the Notes Guarantee.
We cannot assure you that active trading markets will develop for the Notes.
Prior to this offering, there were no markets for the Notes. Although we will apply to list the Notes on the NYSE, we cannot assure you that the Notes will be or will remain listed on that stock exchange or that active trading markets will develop for the Notes. In addition, if such listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. The underwriters have informed us that they intend to make a market in each series of Notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. We cannot assure you a trading market for your Notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the Notes, whether you will be able to sell the Notes, or the prices at which you may be able to sell the Notes. The prices at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.
Redemption prior to maturity may adversely affect your return on the Notes.
The Issuer may choose to redeem each series of the Notes at any time prior to the respective maturity date of such Notes. If the Issuer chooses to redeem your Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed.
The credit ratings for the Notes of any series could be lowered or withdrawn in the future.
We expect that each series of Notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates a series of Notes may lower its rating or decide not to continue to rate such series of Notes in its sole discretion. The ratings of the Notes of any series will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates a series of Notes could have an adverse effect on the trading prices or liquidity of the Notes of such series.
The Issuer is subject to the laws of Ireland, which differ in certain material respects from the laws of the United States.
As a designated activity company limited by shares incorporated under the laws of Ireland, the Issuer is required to comply with the laws of Ireland, some of which are capable of extra-territorial application, as well as the Issuer’s constitution.
The laws of Ireland and of the United States differ in certain significant respects. The rights of holders of the Notes and the obligations of the Issuer’s directors under the laws of Ireland may be different in material respects from those applicable to U.S. corporations, including corporations incorporated in Delaware, and holders may have more difficulty and less clarity in protecting their interests in connection with actions taken by the Issuer, its management, and/or its controlling shareholders than would otherwise apply to U.S. corporations, including those incorporated in Delaware.
Enforcing your rights under the Notes across multiple jurisdictions may prove difficult.
The Issuer is a designated activity company limited by shares incorporated under the laws of Ireland, the Parent is incorporated under the laws of the State of Delaware and the Notes and the indenture will be governed by the laws of the State of New York. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in Ireland and the United States. Such multi-jurisdictional proceedings are typically complex, may be costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the Notes will be subject to the insolvency and administrative laws of several jurisdictions and there can be no assurance that you will be able to effectively enforce your rights in such complex multiple bankruptcy, insolvency or similar proceedings. In addition, the bankruptcy, insolvency, administrative and other laws of Ireland and the United States may be materially different from, or be in conflict with, each other and those with which you may be familiar, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s laws should apply and could adversely affect your ability to enforce your rights under the Notes in the relevant jurisdictions or limit any amounts that you may receive.
In addition, some of the Issuer’s directors, and all or a substantial portion of the assets of the Issuer, are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Issuer or to enforce against the Issuer, in the United States, judgments obtained in United States courts.
Furthermore, investors should be aware that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in the courts of Ireland, and there is doubt as to whether the courts of Ireland would enter judgments in original actions brought in the courts of Ireland based solely upon the civil liability provisions of the federal securities laws of the United States. See “Enforcement of Civil Liabilities and Service of Process” in the accompanying prospectus.
Claims of preferred creditors under Irish law will rank in priority to claims of the holders of the Notes.
The Issuer has its registered office in Ireland and consequently it is likely that any main insolvency proceeding applicable to it would be governed by Irish law. In an insolvency of an Irish company, certain categories of preferential debts and the claims of the secured/preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors (such as the holders of the Notes). Depending on the assets available in the Issuer and the obligations that the Issuer has to senior classes of creditors, holders of the Notes may not receive the full amount of their debt in an insolvency of the Issuer as a result of their non-preferred status.
Examinership is a legal mechanism in Ireland for the temporary protection and potential rescue or reconstruction of an ailing but potentially viable Irish company. An Irish company, its directors, its shareholders who hold, at the date of presentation of the relevant petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the Irish High Court for the appointment of an examiner.
While a company is in examinership, it may not, for the duration of the protection period, be wound up, creditors may not enforce their claims or their security in respect of the company or its assets, and proceedings cannot be issued or potentially continued against it without the leave of the Irish High Court. The protection period may be up to 100 days (and, in exceptional circumstances, may be extended further). Further, a company in examinership cannot discharge any liability incurred by it before the presentation to the Irish High Court of a petition for examinership except in strictly defined circumstances.
If, for any reason, an examiner of the Issuer was appointed while any amounts due under the Notes were unpaid, the primary risks to the holders of the Notes would include the following:
•	the Trustee, on behalf of the holders of the Notes, would not be able to initiate proceedings to enforce rights under the Notes against us during the period of examinership;
•	a scheme of arrangement may be approved involving the writedown of the debt owed by us to the holders of the Notes irrespective of their views;
•
an examiner may seek to set aside any negative pledge given by us prohibiting the creation of security or the incurring of borrowings by us to enable the examiner to borrow to fund us during the protection period; and

•
in the event that a scheme of arrangement is not approved and we subsequently go into liquidation, the examiner’s remuneration and expenses and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners in the case of certain unpaid taxes) will take priority over the amounts due by us to the holders of the Notes.

The Notes permit the Issuer and the Parent to make payments in U.S. dollars if either is unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the Notes.
If, as described under “Description of Notes—Payments in Euros,” the euro is unavailable to the Issuer or the Parent due to the imposition of exchange controls or other circumstances beyond their control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes and the Notes Guarantee will be made in U.S. dollars until the euro is again available to the Issuer or the Parent, as applicable, or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros, as determined by the Issuer or the Parent, as applicable, in its sole discretion. Any payment in respect of the Notes or the Notes Guarantee so made in U.S. dollars will not constitute an event of default under the Notes or the indenture governing the Notes. There can be no assurance that this exchange rate will be as favorable to holders of the Notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the Notes.
Trading in the clearing systems is subject to minimum denomination requirements.
The Notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
Holders of the Notes will receive payments solely in euro except under the limited circumstances provided herein.
All payments of interest on and the principal of the Notes and any redemption price for the Notes will be made in euro except under the limited circumstances provided herein. See “Currency Conversion.” We, the underwriters, the Trustee and the paying agent with respect to the Notes will not be obligated to convert, or to assist any registered owner or beneficial owner of the Notes in converting, payments of interest, principal, any redemption price or any additional amount in euro made with respect to the Notes into U.S. dollars or any other currency.
Holders of the Notes may be subject to certain risks relating to the euro, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls.
The initial investors in the Notes will be required to pay for the Notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the Notes.
An investment in Notes which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities (the home currency) entails significant risks not associated with a similar investment in a security denominated in the home currency. These include the possibility of:
•	significant changes in rates of exchange between the home currency and the euro; and
•	the imposition or modification of foreign exchange controls with respect to the euro.
We have no control over a number of factors affecting the Notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, a global economic crisis and the actions taken by national governments in response to the crisis could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a Note, in the investor’s home currency equivalent of the principal payable at the maturity of that Note and generally in the investor’s home currency equivalent market value of that Note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The Eurozone or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the Notes.
Furthermore, the indenture is, and the Notes will be, governed by New York law. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.
This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the Notes.

The Issuer may redeem the Notes upon the occurrence of a tax event.
In the event of certain developments affecting taxation, the Issuer will have right, at its option, to redeem each series of the Notes, in whole but not in part, at any time as described in this prospectus supplement under “Description of Notes—Redemption for Tax Reasons.” If the Issuer exercises this option, the Issuer will redeem each series of the Notes at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date. A tax event redemption will be a taxable event to the holder of the Notes.

CURRENCY CONVERSION
Investors will be required to pay for the Notes in euros, and all payments of interest and principal, including payments made upon any redemption of the Notes, will be payable in euros. If, however, the euro is unavailable to the Issuer or the Parent due to the imposition of exchange controls or other circumstances beyond the Issuer’s or the Parent’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes and the Notes Guarantee will be made in U.S. dollars until the euro is again available to the Issuer or the Parent, as applicable, or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by the Issuer or the Parent, as applicable, in the Issuer’s or the Parent’s sole discretion. Any payment in respect of the Notes or the Notes Guarantee so made in U.S. dollars will not constitute an event of default under the Notes or the indenture governing the Notes.
As of 12:00 p.m. (London time) on October 31, 2025, the euro/U.S. dollar rate of exchange as reported on the Bloomberg page “BFIX” was €1/U.S.$1.15670.

USE OF PROCEEDS
We estimate the net proceeds from the sale of the Notes offered hereby will be approximately €   , after deducting the underwriting commissions and estimated offering expenses and fees payable by us. We intend to use the net proceeds of this offering, together with approximately $3.0 billion of cash on hand, (i) to fund the Tender Offer and/or other repurchase, repayment or redemption of the notes subject to the Tender Offer, (ii) to pay fees and expenses in connection therewith and with this offering and (iii) to the extent of any remaining proceeds, for general corporate purposes. This offering is not contingent on the consummation of the Tender Offer.
The Tender Offer will be made solely pursuant to the Offer to Purchase dated the date hereof. The Tender Offer is conditioned on, among other things, the consummation of this offering. This offering, however, is not conditioned on the consummation of the Tender Offer or the tender of any specified amount of the Tender Offer Notes. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Tender Offer Notes and the Tender Offer is not an offer to sell or a solicitation of an offer to purchase the Notes offered hereby. For more information regarding the Tender Offer and the Tender Offer Note, see “Summary—Recent Developments—Tender Offer.”
Citigroup Global Markets Inc. is acting as a dealer manager with respect to the Tender Offer for which it may receive customary fees. In addition, certain of the underwriters and/or their respective affiliates may own Tender Offer Notes and be eligible to participate in the Tender Offer. As a result, one or more of the underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering (in excess of any underwriters’ commission, if applicable) used to purchase the Tender Offer Notes in the Tender Offer. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting—Conflicts of Interest.”

CAPITALIZATION
The following table sets forth the consolidated capitalization of Parent and its subsidiaries as of September 30, 2025:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the issuance of the Notes and the intended application of the estimated net proceeds and our cash on hand as set forth in “Use of Proceeds,” assuming, for illustrative purposes only, that $6.8 billion in aggregate principal amount of the outstanding Tender Offer Notes are purchased in the Tender Offer at an assumed aggregate purchase price of $7.0 billion.

Actual amounts may vary from as adjusted amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions or the timing of the consummation of the Tender Offer. You should read the data set forth in the table below in conjunction with the “Use of Proceeds” section appearing elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and the accompanying notes thereto, which are incorporated by reference into this prospectus supplement from the Parent’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. The as adjusted information set forth below may not reflect our cash, debt and capitalization in the future.

	As of September 30, 2025
	Actual	As Adjusted(1)
(in millions)	(Unaudited)
Long-term debt(2)	$44,469	$
% Notes due 20 offered hereby
% Notes due 20 offered hereby
% Notes due 20 offered hereby
% Notes due 20 offered hereby
% Notes due 20 offered hereby
Total long-term debt(3)	$44,469	$
Total Bristol-Myers Squibb Company shareholders’ equity	$18,552	$18,552
Noncontrolling interest	48	48
Total equity	18,600	18,600
Total capitalization	$63,069	$

(1)
The “as adjusted” column assumes the use of $3.0 billion of cash and cash equivalents to consummate the Tender Offer and pay fees and expenses in connection therewith and this offering. The “as adjusted” column does not reflect the cash cost of accrued interest payable on the Tender Offer Notes accepted for tender in the Tender Offer.

(2)
Long-term debt at September 30, 2025 consisted of notes and debentures with maturities ranging from 2026 to 2097. As adjusted long-term debt assumes that $6.8 billion in aggregate principal amount of Tender Offer Notes are tendered and accepted for purchase in the Tender Offer.

(3)
As of September 30, 2025, we had a five-year $5.0 billion revolving credit facility expiring in January 2030, which is extendable annually by one year with the consent of the lenders. The credit facility provides for customary terms and conditions with no financial covenants and are used to provide backup liquidity for our commercial paper borrowings. No borrowings were outstanding under the revolving credit facility as of September 30, 2025.

DESCRIPTION OF NOTES
The following summary of the particular terms of the Notes and the Notes Guarantee offered hereby supplements and, to the extent of any inconsistency therewith, replaces the description of the general terms and provisions of the securities set forth under the heading “Description of the Debt Securities of Finance Sub and Related Guarantees” in the accompanying prospectus, to which description reference is hereby made. The following description is a summary and does not describe every aspect of the Notes, the Notes Guarantee and the indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture.
References in this section to (i) the “Issuer,” “we,” “us” and “our” are to BMS Ireland Capital Funding Designated Activity Company and its successors as the issuer of the Notes, unless otherwise stated or the context so requires, and (ii) the “Parent” are to Bristol-Myers Squibb Company and its successors, as the guarantor of the Notes, and not to any of its subsidiaries.
General
The Issuer will issue each series of Notes as a series of debt securities under the indenture, dated as of October 31, 2025, as supplemented by a supplemental indenture relating to the Notes, between the Issuer, the Parent and The Bank of New York Mellon, as trustee (the “Trustee”).
The Issuer will issue the Notes only in book-entry form, in denominations of €100,000 and integral multiples of €1,000 above that amount. We will issue the Notes in the form of one or more global notes registered in the name of a nominee of, and deposited with, a common depositary for Clearstream and Euroclear. See “—Global Securities” and “Book-Entry Issuance” below. We intend to apply to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain it, and we may delist the Notes at any time.
Guarantee of the Notes
The Parent will fully, unconditionally and irrevocably guarantee the payment of all of the Issuer’s obligations under each series of Notes offered hereby pursuant to the Notes Guarantee included in the indenture governing the Notes. If the Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such Notes when and as the same shall become due, whether upon maturity, acceleration, or otherwise, without the necessity of action by the Trustee or any holder of such Notes, the Parent shall be required promptly and fully to make such payment. Upon a Parent Assumption (as defined herein), the Parent shall cease to guarantee any of the Notes.
Substitution of the Parent as the Issuer
The Parent has the right, at its option at any time, without the consent of any holders of any series of the Notes, to be substituted for, and assume the obligations of, the Issuer under each series of the Notes that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that the Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of the Notes and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of the Notes and the indenture and (ii) the Parent will be released from all obligations under the Notes Guarantee, but will instead become the primary (and sole) obligor under such Notes and the related indenture provisions. Following such Parent Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to the Parent. See “Material U.S. Federal Income Tax Considerations —Parent Assumption of the Notes” for discussion of possible tax considerations.
Ranking
The Notes will be general, unsecured senior obligations of the Issuer, will rank equally in right of payment with all of the existing and future unsecured senior indebtedness of the Issuer, will rank senior in right of payment to all of the existing and future unsecured, subordinated indebtedness of the Issuer, will be effectively subordinated to all of the existing and future secured indebtedness of the Issuer, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Issuer’s subsidiaries (other than indebtedness and liabilities owed to the Issuer, if any).
The Notes Guarantee will be general, unsecured senior obligations of the Parent, will rank equally in right of payment with all of the existing and future unsecured senior indebtedness of the Parent, will rank senior in right of payment to all of the existing and future unsecured, subordinated indebtedness of the Parent, will be effectively subordinated to all of the existing and future secured indebtedness of the Parent, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Parent’s subsidiaries (other than (i) by virtue of the Issuer’s obligations as issuer of the Notes, the Issuer and (ii) with respect to any indebtedness and liabilities owed to the Parent, if any).
Principal, Maturity and Interest
The Notes will be issued with the following terms:

Series of Notes	Initial Aggregate Principal Amount	Interest Rate (per annum)	Maturity Date	Interest Payment Date(1)(2)(3)
20 Notes	€	%	, 20	, beginning on , 2026
20 Notes	€	%	, 20	, beginning on , 2026
20 Notes	€	%	, 20	, beginning on , 2026
20 Notes	€	%	, 20	, beginning on , 2026
20 Notes	€	%	, 20	, beginning on , 2026

(1)
For each series of Notes, the Issuer will pay interest annually in cash in arrears on the applicable interest payment date beginning on the applicable date described above. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or from    , 2025, if no interest has been paid on the Notes), to but not including the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

(2)
If any interest payment date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that interest payment date to the date of payment on the next succeeding Business Day. “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York, London, or Ireland and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates.

(3)
Euroclear and Clearstream’s current practice is to make payments in respect of global notes to participants of record that hold an interest in the relevant global notes at the close of business (in London) on the date that is the clearing system business day (for these purposes, a day on which Euroclear and Clearstream are open for business) immediately preceding each applicable interest payment date.

Payment of Additional Amounts
All payments in respect of the Notes will be made by or on behalf of the Issuer without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by Ireland or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Issuer will, subject to timely compliance by the holders or beneficial owners of the relevant Notes with any relevant administrative requirements, pay or cause to be paid to a holder or beneficial owner such additional amounts on the Notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such Notes to such holder or beneficial owner, after such withholding or deduction (including any withholding or deduction on such additional amounts), will not be less than the amount provided in such Notes to be then due and payable had no such withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amounts will not apply:
•
to any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the relevant Note has or had some connection with Ireland or any other jurisdiction, including that the holder or beneficial owner is or has been a domiciliary, national or resident of, engages or has been engaged in a trade or business, is or has been organized under, maintains or has maintained an office, a branch subject to taxation, or a permanent establishment, or is or has been physically present in Ireland or any other jurisdiction, or otherwise has or has had some connection with Ireland or any other jurisdiction, other than solely the holding or ownership of a Note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a Note;
•
to any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

•	to any present or future taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant Note;
•
to any present or future taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Ireland or any other jurisdiction of the holder or beneficial owner of the relevant Note, if such compliance is required by a statute or regulation or administrative practice of Ireland, the other jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes;

•
to any present or future taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Note had been the holder of such Note, or (B) which, if the beneficial owner of such Note had held the Note as the holder of such Note, would have been excluded pursuant to any one or combination of the four preceding bullets above;

•	to any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
•
to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

•	in the case of any combination of the above listed items.
Except as specifically provided under this heading “—Payment of Additional Amounts,” the Issuer will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
Paying Agent
The Bank of New York Mellon, London Branch will initially act as paying agent for the Notes, and The Bank of New York Mellon will initially act as security registrar for the Notes. The Issuer may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.
Global Securities
The Notes of each series will each be represented by one or more global securities registered in the name of a nominee of a common depositary for Clearstream or Euroclear. The Issuer will issue the Notes in denominations of €100,000 and integral multiples of €1,000 above that amount. The Issuer will issue the Notes in the form of one or more global securities registered in the name of a nominee of, and deposited with, a common depositary for Clearstream and Euroclear. See “Book-Entry Issuance” below.
Listing
The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain it, and we may delist the Notes at any time. We do not otherwise intend to list the Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

Payments in Euros
Initial holders of the Notes will be required to pay for the Notes in euros, and all payments of interest and principal, including payments made upon any redemption of the Notes and additional amounts, if any, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to the Issuer or the Parent due to the imposition of exchange controls or other circumstances beyond the Issuer’s or the Parent’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes and the Notes Guarantee will be made in U.S. dollars until the euro is again available to the Issuer or the Parent, as applicable, or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by the Issuer or the Parent, as applicable, in the Issuer’s or the Parent’s sole discretion. Any payment in respect of the Notes or the Notes Guarantee so made in U.S. dollars will not constitute an event of default under the Notes or the indenture governing the Notes. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Optional Redemption of the Notes
Prior to the applicable Par Call Date (as defined below), the Issuer may redeem any series of Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(a)	100% of the principal amount of the Notes to be redeemed; and
(b)
the sum of the present values of the Remaining Scheduled Payments (as defined below) (not including any portion of such payment of interest accrued as of the redemption date) discounted to the redemption date (assuming the applicable series of Notes to be redeemed matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined below), plus the applicable Make-Whole Spread set forth in the table below, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
For purposes hereof, “Par Call Date” in respect of an applicable series of Notes shall mean the date set forth under the heading “Par Call Date” below across from the name of such series of Notes.

Series of Notes	Par Call Date	Make-Whole Spread
20 Notes	( month(s) prior to the maturity date of such Notes)	+ bps
20 Notes	( month(s) prior to the maturity date of such Notes)	+ bps
20 Notes	( month(s) prior to the maturity date of such Notes)	+ bps
20 Notes	( month(s) prior to the maturity date of such Notes)	+ bps
20 Notes	( month(s) prior to the maturity date of such Notes)	+ bps

On or after the applicable Par Call Date, the Issuer may, at its option, redeem any series of Notes, in whole or in part, at any time and from time to time, at an applicable redemption price equal to 100% of the principal amount of each Note to be redeemed plus accrued and unpaid interest on the applicable series of Notes to be redeemed to, but not including, the redemption date.
Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date immediately preceding such interest payment date.
The principal amount of a Note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

The Issuer will notify the trustee of the redemption price prior to the redemption date. The Trustee may rely upon the redemption price contained in any such notice from the issuer, and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof).
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the applicable series of Notes to be redeemed. Subject to the following paragraph, once notice of redemption is delivered, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such Notes to, but not including, the redemption date.
Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the date of redemption, or by the date of redemption as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person.
If fewer than all of the Notes of any series are to be redeemed, the Trustee will select the particular Notes for redemption (1) pursuant to applicable depositary procedures if the Notes to be redeemed are global securities or (2) if the Notes to be redeemed are not global securities, on a pro rata basis, by lot or in accordance with any other method the Trustee in its sole discretion deems fair and appropriate, unless otherwise required by law or applicable stock exchange requirements, as in either event being advised by the Issuer.
The indenture will provide that, notwithstanding anything to the contrary therein, the Issuer, the Parent and their respective affiliates may, at any time and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Issuer’s or any of its subsidiaries’ outstanding debt securities or loans, including the Notes, by any means other than a redemption that is subject to the provisions described above (and, for the avoidance of doubt, without being subject to any pro rata repurchase requirement) from any person, upon such terms and conditions, at such prices and with such considerations as the Issuer, the Parent and their respective affiliates may determine, including in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more holders or beneficial owners of the Notes.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
As used in this prospectus supplement:
“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German federal government bond whose maturity is closest to the maturity of the Notes to be redeemed (assuming the Notes matured on the applicable Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a Note, the amount of the next succeeding scheduled interest payment on the Note will be reduced by the amount of interest accrued on the Note to the redemption date.
The Notes are also subject to redemption if certain events occur involving Irish taxation. See “—Redemption for Tax Reasons.”
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of Ireland (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuer becomes or, based upon a written opinion of independent tax counsel of recognized standing selected by the Issuer, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to any series of the Notes, then the Issuer may at its option, having given not less than 10 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, the applicable series of Notes at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest (including any additional amounts) on such Notes to, but not including, the redemption date.
Sinking Fund
There is no sinking fund.
Satisfaction and Discharge; Defeasance
The provisions described in the accompanying prospectus under the caption “Description of the Debt Securities of Finance Sub and Related Guarantees—Satisfaction and Discharge” will apply to the Notes.
The Notes will also be subject to the Issuer’s ability to choose “Legal Defeasance” and “Covenant Defeasance” as described under the caption “Description of the Debt Securities of Finance Sub and Related Guarantees—Defeasance and Covenant Defeasance” in the accompanying prospectus.
Definitive Securities
A permanent global security is exchangeable for definitive Notes of the relevant series only as described under “Book-Entry Issuance.”
Additional Issues
The Issuer may from time to time, without notice to or the consent of the holders of the Notes, increase the initial aggregate principal amount of each series of Notes by creating and issuing additional notes ranking equally and ratably with such series of Notes in all respects, or in all respects except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes. Any additional issuance of notes of each series of Notes will be consolidated and form a single series with such series of Notes having the same terms as to status, redemption or otherwise as such series of Notes, and will be intended to be fungible with such series of Notes for U.S. federal income tax purposes. If any additional notes are not fungible with an existing series of Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Any additional notes will be issued by or pursuant to a resolution of the Issuer’s board of directors, an order delivered to the Trustee on behalf of the Issuer or a supplement to the indenture.
Certain Covenants
The Notes are subject to the restrictive covenants (unless waived or amended) described under the caption “Description of the Debt Securities of Finance Sub and Related Guarantees—Covenants” in the accompanying prospectus.

Reports by the Parent
The Parent will file, so long as any series of the Notes is outstanding, with the Trustee (i) within 30 days after the Parent is required to file the same with the Securities and Exchange Commission (the “SEC”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Parent or the Issuer is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act and (ii) such information, documents and reports as may be required to comply with Section 314(a) of the United States Trust Indenture Act of 1939, as amended; provided, that (1) any failure of the Parent to comply with such delivery obligation shall not constitute a default or an event of default under the indenture and (2) only the Trustee, acting at the written direction of holders of a majority of the aggregate outstanding principal amount of any series of the Notes and subject to certain conditions as set forth in the indenture, may institute a legal proceeding against the Issuer or the Parent to enforce such delivery obligation.
Reports, information and documents filed by the Parent or the Issuer with the SEC via EDGAR (or any successor system thereto) will be deemed filed with the Trustee for purposes of this covenant as of the time that such reports, information and documents are filed via EDGAR (or any successor system thereto). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s and the Parent compliance with any of its covenants under the indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates).
Events of Default, Notice and Waiver
The Notes are subject to the events of default described under the caption “Description of the Debt Securities of Finance Sub and Related Guarantees—Events of Default, Notice and Waiver” in the accompanying prospectus.

BOOK-ENTRY ISSUANCE
Upon issuance, the Notes of each series will be represented by one or more global notes. Each global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.
So long as the common depositary or its nominee is the registered owner of the global notes, the common depositary or its nominee will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture. Payments of principal, premium, if any, and interest and additional amounts, if any, on those Notes will be made to the common depositary or its nominee as the registered owner or the holder of the global note.
Investors may elect to hold interests in the global notes held by the depositary through Clearstream Banking, société anonyme, “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, “Euroclear,” if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of Clearstream and Euroclear. Because holders will acquire, hold and transfer security entitlements with respect to the Notes through Clearstream, Euroclear and their participants, a beneficial holder’s rights with respect to the Notes will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder’s relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary and between it and the Issuer. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the depositary or to a successor of the depositary or its nominee.
The distribution of the Notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the Notes will receive payments relating to their Notes in euros.
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the Notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Notes held by them. Neither the Issuer nor the Trustee have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. Also, neither the Issuer nor the Trustee supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Ownership of beneficial interests in a global note will be limited to institutions that have accounts with the depositary or its nominee or persons that may hold interests through participants. We have been advised by the depositary that upon receipt of any principal, premium, if any, and interest and additional amounts, if any, a global note, the depositary will credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary. Ownership of beneficial interests by participants in the global note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee. Ownership of beneficial interests in the global note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global note.

Payment of principal, premium, if any, and interest and additional amounts, if any, on any global note registered in the name of or held by the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global note. Payments by participants to owners of beneficial interests in a global note held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of the participants. None of the Issuer, the Parent, the Trustee, the underwriters, nor any agent of the Issuer, the Parent or the Trustee will have any responsibility or liability for any aspects of the depositary’s records or any participant’s records relating to, or payments made on account of, beneficial ownership interests in a global note or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests.
No global note may be exchanged in whole or in part for Notes registered, and no transfer of a global note in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless (i) the depositary has notified the Issuer that it is unwilling or unable to continue as depositary for such global note or the depositary has ceased to be qualified to act as such as required by the indenture and, in each case, a successor depositary has not been appointed by the Issuer within 90 days of such notice, (ii) the Issuer executes and delivers to the Trustee and the registrar under the indenture an order stating that such global note shall be so exchangeable, or (iii) there has occurred and is continuing an event of default with respect to the Notes.
Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for separate Notes in registered form of any authorized denomination and of like tenor and aggregate principal amount. These Notes shall be registered in the name or names of such person or persons as the depositary instructs the Trustee. We expect that these instructions would be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global note.
Except in the limited circumstances referred to above, owners of beneficial interests in a global note will not be entitled to have such global note registered in their names, will not receive or be entitled to receive physical delivery of Notes in exchange therefor and will not be considered to be the owners or holders of such global note for any purpose under the Notes or the indenture. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.
The following is based on information furnished by Euroclear or Clearstream, as the case may be. Euroclear has advised us that:
•
It was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;
•	Euroclear is operated by Euroclear Bank S.A./ N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);
•
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offered by this general prospectus supplement;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly;
•
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”);

•
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants; and

•
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:
•
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates;

•
Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier);
•
Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of securities offered by this general prospectus supplement;

•
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly; and

•
Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither the Issuer, the Parent, the underwriters, the Trustee nor the paying agent take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.
Secondary market trading between Euroclear Participants and Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through the depositary, on the one hand, and directly or indirectly through Euroclear or Clearstream Participants, on the other, will be effected through the depositary in accordance with the depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in the depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and dated the Business Day following the depositary settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Participants on that Business Day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or a Clearstream Participant to a depositary participant will be received with value on the settlement date of the depositary but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day following settlement in the depositary.
Although the depositary, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the depositary, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders (as defined below) with respect to the ownership and disposition of Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire Notes in an applicable series in the initial offering at their original “issue price” (i.e., the first price at which a substantial part of such series of Notes is sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold them as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:
•	banks or other financial institutions;
•	dealers in securities or currencies;
•	traders in securities that elect to apply a mark-to-market method of accounting;
•	insurance companies, tax-exempt entities or arrangements, grantor trusts;
•	entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein);
•	subchapter S corporations;
•	retirement plans, individual retirement accounts or other tax-deferred accounts;
•	real estate investment trusts, regulated investment companies;
•	holders liable for the alternative minimum tax;
•	persons subject to the base erosion and anti-abuse tax;
•	persons subject to rules under Section 1061 of the Code;
•	certain former citizens or former long-term residents of the United States or entities covered by the anti-inversion rules under the Code;
•	persons who actually or constructively own more than 5% of the Parent’s common stock;
•	U.S. holders having a “functional currency” other than the U.S. dollar;
•	holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction;
•	“controlled foreign corporations” and “passive foreign investment companies”; and
•
persons who are subject to special accounting rules (including rules requiring them to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement).

This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partners and the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Notes should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of Notes in any applicable series.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ANY APPLICABLE SERIES OF NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.
The terms of each series of Notes provide for payments by the Issuer in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the applicable series of Notes are issued that such payments will be made.
Although the issue is not free from doubt, we intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield determined at the time of the issuance of the applicable series of Notes, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note in such series. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the applicable series of Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that no series of Notes will be considered contingent payment debt instruments.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest
It is anticipated, and this discussion assumes, that the issue price of the Notes in each series will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the Code and applicable Treasury regulations). Accordingly, interest on a Note in each series generally will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
A U.S. holder that uses the cash method of tax accounting will be required to include in income (as ordinary income) the U.S. dollar value of the euro-denominated interest payment on a Note based on the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received; see “—Exchange of Foreign Currency”).
A U.S. holder that uses the accrual method of tax accounting (or who is otherwise required to accrue interest prior to receipt) will accrue stated interest income (as ordinary income) on a Note in euros and translate the amount accrued into U.S. dollars based on:
•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. holder’s taxable year; or
•
at such U.S. holder’s election, at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. holder to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and can be changed only with the consent of the IRS. U.S. holders should consult their own tax advisors as to the advisability of making such election.

A U.S. holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of a stated interest payment (including, upon the sale of a Note, the receipt of proceeds which include amounts attributable to accrued but unpaid interest previously included in income) to the extent of the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars, and (ii) the U.S. dollar value of the stated interest previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss, generally will be treated as U.S. source, and generally will not be treated as an adjustment to interest income received on the Notes.
Foreign Tax Credit
Subject to the discussion of exchange gain or loss above, stated interest on a Note generally will be income from sources outside of the United States and, for purposes of calculating any U.S. foreign tax credits, generally will be considered passive category income. Any non-U.S. withholding tax paid with respect to the Notes held by a U.S. holder at the rate applicable to such holder may be eligible for foreign tax credits (or a deduction in lieu of such credits) for U.S. federal income tax purposes. There are significant limitations on a U.S. holder’s ability to claim foreign tax credits. The rules governing the calculation of foreign tax credits are complex and depend on a U.S. holder’s particular circumstances. Treasury regulations have imposed additional requirements that must be met for a foreign tax to be creditable (including requirements that a “covered withholding tax” be imposed on nonresidents in lieu of a generally applicable tax that satisfies the regulatory definition of an “income tax,” which may be unclear or difficult to determine), although the IRS has provided temporary relief from the application of certain aspects of such Treasury regulations until further regulations or guidance is issued. U.S. holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (i) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Payments of Interest”) and (ii) such U.S. holder’s adjusted tax basis in the Note. Subject to the discussion below, a U.S. holder’s adjusted tax basis in a Note generally will be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase. If a U.S. holder receives euros on the disposition of a Note, the amount realized by such U.S. holder will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of disposition.
If the Notes are traded on an established securities market, a U.S. holder that uses the cash method of tax accounting, and if it so elects, a U.S. holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax bases in a Note and the amount realized on the disposition of a Note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the disposition, respectively. The election available to accrual basis U.S. holders discussed above must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS. An accrual-basis U.S. holder that does not make the election will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the disposition date and the settlement date, and such gain or loss generally will constitute U.S.-source ordinary income or loss.
Any capital gain or loss recognized upon the sale, exchange, retirement, redemption, or other taxable disposition of a Note will be long-term capital gain or loss if the U.S. holder’s holding period for the Notes exceeds one year on the date of disposition. Long-term capital gains recognized by non-corporate U.S. Holders are eligible for reduced rates of taxation. Capital gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S.-source income or loss for purposes of calculating the U.S. foreign tax credit limitation. The deductibility of capital losses is subject to limitations.
Gain or loss recognized by a U.S. holder on a sale, exchange, retirement at maturity, redemption or other taxable disposition of a Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro-to-U.S.-dollar exchange rate with respect to the principal amount of such Note during the period in which the U.S. holder held such Note. For these purposes, the “principal amount” of a Note is the U.S. holder’s euro purchase price of the Note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (i) the Note is disposed of (or the spot rate on the settlement date, if applicable) and (ii) of purchase (or the spot rate on the settlement date, if applicable). In addition, upon the sale, exchange, retirement, redemption, or other taxable disposition of a Note, a U.S. holder may realize foreign currency exchange gain or loss attributable to amounts received with respect to accrued and unpaid stated interest, which will be treated as discussed above under “—Payments of Interest.” The recognition of foreign currency exchange gain or loss described in this paragraph will be limited to the amount of overall gain or loss realized on the disposition of a Note and will be treated as ordinary income generally from sources within the United States for U.S. foreign tax credit limitation purposes and will not be treated as interest income or expense, including for U.S. foreign tax credit limitation purposes.
Exchange of Foreign Currency
Foreign currency (including any euros) received as interest on, or on the sale or other disposition of, a Note will have an adjusted tax basis equal to its U.S. dollar value at the time such interest is received or at the time such proceeds from disposition are received. The amount of gain or loss recognized by a U.S. holder on the sale or other disposition of such foreign currency in exchange for U.S. dollars will be equal to the difference between (i) the amount of U.S. dollars received and (ii) the U.S. holder’s adjusted tax basis in such foreign currency. Upon any subsequent exchange of such foreign currency for property, a U.S. holder generally will recognize exchange gain or loss equal to the difference between (i) the U.S. dollar value of such foreign currency based on the spot rate of exchange for such foreign currency on the date of the exchange and (ii) the U.S. holder’s adjusted tax basis in the foreign currency so exchanged. A U.S. holder that purchases a Note with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder’s adjusted tax basis in such foreign currency and the U.S. dollar value of the foreign currency that it paid for the Notes based on the spot rate of exchange on the date of purchase. As discussed above, if the Notes are traded on an established securities market, a cash basis U.S. holder (or an electing accrual basis U.S. holder) will determine the U.S. dollar value of the foreign currency paid for the Notes or received upon disposition of the Notes by translating the foreign currency received at the spot rate of exchange on the settlement date of the purchase or the disposition.
Any such foreign currency gain or loss generally will be U.S.-source ordinary income or loss.

Reportable Transactions
Treasury regulations issued under the Code meant to require the reporting to the IRS of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions giving rise to losses in excess of a certain minimum amount (e.g., $50,000 in the case of an individual or trust), such as the receipt or accrual of interest or a sale, exchange, retirement or other taxable disposition of a foreign currency note or foreign currency received in respect of a foreign currency note. U.S. Holders should consult their own tax advisors to determine the tax reporting obligations, if any, including any requirement to file IRS Form 8886, with respect to the ownership or disposition of the Notes or any related transaction such as the disposition of any euros received in respect of the Notes.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.
Information with Respect to Foreign Financial Assets
Certain U.S. holders who are individuals and who hold an interest in “specified foreign financial assets” (as defined in Section 6038D of the Code) with an aggregate value exceeding certain threshold amounts (including certain amounts at any time during the tax year), are required to report information relating to an interest in the Notes on IRS Form 8938, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions). Under certain circumstances, an entity may be treated as an individual for purposes of the foregoing rules. U.S. holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the Notes. The Notes generally will constitute specified foreign financial assets subject to these reporting requirements, unless the Notes are held in an account at certain financial institutions.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (“FATCA”) generally impose a withholding at a rate of 30% in certain circumstances on interest payable on certain debt instruments that are held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which a debt instrument is held may affect the determination of whether such withholding is required. Similarly, interest payable on certain debt instruments held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the United States Department of the Treasury. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions.

Parent Assumption of the Notes
As described in “Description of Notes—Substitution of the Parent as the Issuer,” the Parent has the right to assume the obligations of the Issuer, at its option, at any time. The U.S. federal income tax treatment of such an assumption will generally depend on whether the assumption results in a “modification” of the terms of the Notes that is “significant” within the meaning of applicable Treasury regulations and, if the assumption does result in a “significant modification,” whether the deemed exchange qualifies as a “recapitalization” (within the meaning of the Code and applicable Treasury regulations). The determination of whether a modification is “significant” is generally based on all the facts and circumstances. Each U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of any such assumption.

MATERIAL IRELAND TAX CONSIDERATIONS
The following is a summary of the principal Irish withholding tax consequences for individuals and companies of ownership of the Notes and some other miscellaneous tax matters based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and may be subject to change. It deals with holders of Notes who beneficially own their Notes as an investment and who are not associated with the Issuer (otherwise than by virtue of holding the Notes). Particular rules not discussed below may apply to certain classes of taxpayers holding Notes, such as dealers in securities, trusts etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the Notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the Notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.
Withholding Tax
In general, tax at the standard rate of income tax (currently 20%), is required to be withheld from payments of Irish source interest, which should include interest payable on the Notes.
Subject to the discussion below, the Issuer will not be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a Note so long as the following conditions are met:
a)
the Notes are quoted Eurobonds, i.e. securities which are issued by a company (such as the Issuer), which are quoted on a recognised stock exchange (such as the NYSE) and which carry a right to interest; and

b)	the person by or through whom the payment is made is not in Ireland, or if such person is in Ireland either:
i.	the Notes are held in a clearing system recognised by the Irish Revenue Commissioners (Euroclear and Clearstream are, amongst others, so recognised); or
ii.
the person who is the beneficial owner of the Notes and the return payable on the Notes is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the Notes continue to be quoted on a recognised stock exchange and are held in a clearing system recognised by the Irish Revenue Commissioners, interest on the Notes can be paid by any paying agent acting on behalf of the Issuer free of any withholding or deduction for or on account of Irish income tax. If the Notes continue to be quoted but cease to be held in a recognised clearing system, interest on the Notes may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.
Encashment Tax
Irish tax will be required to be withheld at a rate of 25% from interest on any Note, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder of Notes. There is an exemption from encashment tax where (i) the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.
Stamp Duty
No stamp duty or similar tax is imposed in Ireland on the issue, transfer or redemption of the Notes provided the Issuer is a qualifying company for the purposes of Section 110 of the TCA and the proceeds of the Notes are used in the course of the Issuer’s business.

UNDERWRITING
Citigroup Global Markets Limited, Barclays Bank PLC, BNP PARIBAS, J.P. Morgan Securities plc and Société Générale are acting as joint book-running managers of the offering and as representatives of the underwriters named below.
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and the Issuer has agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Citigroup Global Markets Limited	€	€	€	€	€
Barclays Bank PLC
BNP PARIBAS
J.P. Morgan Securities plc
Société Générale
Total	€	€	€	€	€

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed   % of the principal amount of the 20   Notes,   % of the principal amount of the 20   Notes,   % of the principal amount of the 20   Notes,   % of the principal amount of the 20   Notes and   % of the principal amount of the 20   Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed   % of the principal amount of the 20   Notes,   % of the principal amount of the 20   Notes,   % of the principal amount of the 20   Notes,   % of the principal amount of the 20   Notes and   % of the principal amount of the 20   Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms.
The following table shows the underwriting commissions that the Issuer is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Us
Per 20 Note	%
Per 20 Note	%
Per 20 Note	%
Per 20 Note	%
Per 20 Note	%

We estimate that our total expenses for this offering will be approximately €  , excluding the underwriting commissions.
In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.
•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Extended Settlement
The Issuer expects that delivery of the Notes will be made against payment therefor on   , 2025, which will be the    business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+  , to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.
Other Relationships
In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to us and certain of our affiliates, for which they have in the past received, and may in the future receive, customary fees and expenses. In addition, certain underwriters and/or their affiliates serve in various roles under the Parent’s revolving credit facilities.
Conflicts of Interest
Citigroup Global Markets Inc. is acting as a dealer manager with respect to the Tender Offer for which it may receive customary fees. In addition, certain of the underwriters and/or their respective affiliates may own Tender Offer Notes and be eligible to participate in the Tender Offer. As a result, one or more of the underwriters and/or their respective affiliates may receive a portion of the net proceeds from this offering (in excess of any underwriters’ commission, if applicable) used to purchase the Tender Offer Notes in the Tender Offer. As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities. See “Use of Proceeds.”
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. For example, certain of the underwriters or their affiliates that have a lending relationship with the Parent routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to the Parent consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The Issuer and the Parent have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Stabilization
In connection with the issue of the Notes, Barclays Bank PLC, in its role as stabilizing manager (the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot the Notes or effect transactions with a view to supporting the market prices of the Notes at a level higher than that which might otherwise prevail. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the stabilization manager of a greater principal amount of Notes than they are required to purchase in this offering. The stabilization manager must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the stabilization manager is concerned that there may be downward pressure on the prices of the Notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while this offering is still in progress.
Similar to other purchase transactions, the stabilization manager’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that might otherwise exist in the open market.
Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Selling Restrictions
The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful. Sales of the Notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area (“EEA”). For these purposes:
(i)	the expression “retail investor” means a person who is one (or more) of the following:
(a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended “MiFID II”); or
(b)
a customer within the meaning of the Directive (EU) 2016/97 of the European Parliament and of the Council of 20 January 2016 on insurance distribution (recast) (as amended “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(ii)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Regulation (EU) No. 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
MiFID II Product Governance / Professional Investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in Hong Kong
The Notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the Notes has been or will be issued or in the possession of any person for the purpose of issuance (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Ireland
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Ireland. For these purposes the Notes shall not be underwritten, placed or issued otherwise than in conformity with the provisions of: (i) the European Union (Markets in Financial Instruments) Regulations 2017 (as amended) including, without limitation, Regulation 5 (Requirement for Authorisation (and certain provisions concerning MTFS and OTFS)) thereof, or any rules or codes of conduct made under the MiFID II Regulations, and the provisions of the Investor Compensation Act 1998 (as amended); (ii) the Companies Act 2014 (as amended) (the “Companies Act”), the Central Bank Acts 1942 – 2018 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended); (iii) Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (as amended), the European Union (Prospectus) Regulations 2019 and any rules and guidance issued under Section 1363 of the Companies Act by the Central Bank of Ireland; and (iv) the Market Abuse Regulation (Regulation (EU) No 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) and any rules and guidance issued by the Central Bank under Section 1370 of the Companies Act.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements in connection with the purchase of the Notes.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.
Notice to Prospective Investors in the United Kingdom
Prohibition of Sales to United Kingdom Retail Investors
These Notes may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.
Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
UK MiFIR Product Governance / Professional Investors and ECPs only target market
Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.
FSMA
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

VALIDITY OF THE NOTES
The validity of the Notes and the Notes Guarantee offered hereby will be passed upon for the Parent and the Issuer by Kirkland & Ellis LLP, New York, New York, as to certain matters of New York law. Certain matters relating to Irish law will be passed upon by Arthur Cox LLP. Certain legal matters relating to the Notes and the Notes Guarantee will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The financial statements of Bristol-Myers Squibb Company incorporated by reference in this prospectus supplement, and the effectiveness of Bristol-Myers Squibb Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE
The Parent files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov from which interested persons can electronically access the Parent’s SEC filings, including the registration statement (of which this prospectus supplement and accompanying prospectus form a part) and the exhibits and schedules thereto.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) on or after the date of this prospectus supplement until we complete the offering of the Notes covered by this prospectus supplement:
•
Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025, including the information in Parent’s proxy statement that is part of Parent’s Schedule 14A, filed with the SEC on March 26, 2025, that is incorporated by reference in that Annual Report on Form 10-K;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 24, 2025, for the quarter ended June 30, 2025, filed with the SEC on July 31, 2025, and for the quarter ended September 30, 2025, filed with the SEC on October 30, 2025; and

•	Current Reports on Form 8-K, filed with the SEC on February 18, 2025, May 7, 2025 and July 25, 2025.
Notwithstanding the foregoing, to the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or the accompanying prospectus.
We encourage you to read the Parent’s periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of the Parent’s SEC filings through the Parent’s website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. We have included the Parent’s website address for the information of prospective investors and do not intend it to be an active link to the Parent’s website. Information contained on or accessible through the Parent’s website does not constitute a part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus. You also may request a copy of these filings at no cost, by writing to or telephoning us at:
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08543
Attention: Corporate Secretary
(609) 252-4621
Statements contained in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus and filed with the SEC. You may request a copy of these filings at the address and telephone number set forth above.

PROSPECTUS

BRISTOL-MYERS SQUIBB COMPANY

DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS
GUARANTEES
BMS IRELAND CAPITAL FUNDING DESIGNATED ACTIVITY COMPANY
DEBT SECURITIES
Bristol-Myers Squibb Company (“Parent”) may from time to time offer its debt securities, preferred stock, depositary shares, common stock, warrants or guarantees, in one or more offerings pursuant to this prospectus. BMS Ireland Capital Funding Designated Activity Company, a wholly-owned subsidiary of Parent (“Finance Sub”), may from time to time offer its debt securities, which will be fully and unconditionally guaranteed by Parent, in one or more offerings pursuant to this prospectus. The specific terms of the securities to be offered will be described in a supplement to this prospectus.
Parent or Finance Sub, as the case may be, may offer and sell these securities to or through agents, underwriters or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement.
YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.
The common stock of Parent is listed on the New York Stock Exchange under the symbol “BMY.” If Parent or Finance Sub decides to list or seek a quotation for any of their debt securities, the applicable prospectus supplement relating to those debt securities will disclose the exchange or market on which those debt securities will be listed or quoted.
Neither the Securities and Exchange Commission (the “SEC” or “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus. In addition, please review any additional risk factors in any applicable prospectus supplement and any documents we incorporate by reference herein and therein, before you make your investment decision.
The date of this prospectus is October 31, 2025.

i

ABOUT THIS PROSPECTUS
When used in this prospectus, (i) the “Company,” “Bristol Myers Squibb,” “BMS,” “we,” “our” and “us” refer to Bristol-Myers Squibb Company and its consolidated subsidiaries, including Finance Sub, unless otherwise specified or the context otherwise requires, (ii) “Parent” refers to Bristol-Myers Squibb Company, excluding its consolidated subsidiaries, and (iii) “Finance Sub” refers to BMS Ireland Capital Funding Designated Activity Company. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the applicable prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
You should read this prospectus and any applicable prospectus supplement together with the additional information described herein under the heading “Where You Can Find More Information; Documents Incorporated by Reference.” We have not authorized any person to provide you with different information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any applicable jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents we incorporate by reference in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference) contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on our current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These statements are likely to relate to, among other things, our goals, plans and objectives regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, performance or results of current and anticipated products, our business development strategy and in relation to our ability to realize the projected benefits of our acquisitions, alliances and other business development activities, the impact of any pandemic or epidemic on our operations and the development and commercialization of our products, potential laws and regulations to lower drug prices, government actions relating to the imposition of new tariffs, market actions taken by private and government payers to manage drug utilization and contain costs, the expiration of patents or data protection on certain products, including assumptions about our ability to retain marketing exclusivity of certain products, and the outcome of contingencies such as legal proceedings and financial results. Such events and factors include, but are not limited to, those listed under “Risk Factors” in the documents incorporated by reference herein, enumerated in the section “Where You Can Find More Information; Documents Incorporated by Reference” of this prospectus, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, that we believe could cause actual results to differ materially from any forward-looking statement. No forward-looking statement can be guaranteed.
Although we believe that we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus (including the documents incorporated by reference) not to occur. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise after the date of this prospectus.

INFORMATION ABOUT PARENT
Parent was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger.
We operate in one segment engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products on a global basis. For additional information about our business segment, refer to “Item 8. Financial Statements and Supplementary Data—Note 1. Accounting Policies and Recently Issued Accounting Standards” in our Annual Report on Form 10-K for the year ended December 31, 2024.
We compete with other global research-based biopharmaceutical companies, smaller research companies and generic drug manufacturers. Our products are sold worldwide, primarily to wholesalers, distributors, specialty pharmacies, and to a lesser extent, directly to retailers, hospitals, clinics and government agencies. We have significant manufacturing operations in the U.S., Puerto Rico, Switzerland, Ireland, and the Netherlands.
Our principal executive offices are located at Route 206 & Province Line Road, Princeton, NJ, and our telephone number is (609) 252-4621. We maintain a website at www.bms.com. The information on or accessible through our website is not incorporated by reference in this prospectus.

INFORMATION ABOUT FINANCE SUB
Finance Sub is a newly formed, wholly-owned subsidiary of Parent. Finance Sub is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that Finance Sub may issue in the future that are fully and unconditionally guaranteed by Parent. No historical information relating to Finance Sub is presented or incorporated by reference in this prospectus.
Finance Sub is a designated activity company limited by shares incorporated under the laws of Ireland on April 9, 2025. The registered office of Finance Sub is located at Plaza 254, Blanchardstown Corporate Park 2, Dublin 15, D15 T86, Ireland, and its telephone number is +353 1 483 3625.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, including, in particular, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024. See “Where You Can Find More Information; Documents Incorporated by Reference.” Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment. Furthermore, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds from any offering will be used for general corporate purposes. General corporate purposes may include, among other things, the repayment of debt, investments in or extensions of credit to our subsidiaries, share repurchases or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES OF PARENT
In this “Description of the Debt Securities of Parent” section, all references to “us,” “we” or “our” refer to Bristol-Myers Squibb Company and its successors, as the issuer of debt securities that may be offered hereunder, and not to any of its subsidiaries.
The following description sets forth the general terms that may apply to our debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms; the specific terms of any offered debt securities and the extent to which the general terms described below apply to any offered debt securities will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued in one or more series under the indenture, dated as of June 1, 1993, as subsequently supplemented, between us and a predecessor to The Bank of New York Mellon, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under one or more indentures to be entered into between us and a trustee to be named later in a prospectus supplement. These indentures are referred to as the “subordinated indentures.” The senior indenture and the subordinated indentures are together called the “indentures.” Copies of the indentures are or will be filed as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the indentures.
The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture, as supplemented for a particular offering of debt securities. A form of each debt security and the applicable supplemental indenture, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
General
None of the indentures limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by our board of directors from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.
The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms may include, among others, the following:
•	the title and type of the debt securities;
•	the total principal amount of the debt securities;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the date or dates on which the principal of the debt securities will be payable or the method of determining such dates;
•
whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;

•
the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

•	any optional or mandatory redemption provisions;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;
•	any changes to or additional events of default or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	any conversion or exchange provisions; and
•	any other specific terms of the debt securities.
Unless we otherwise specify in the applicable prospectus supplement:
•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.
Debt securities may bear legends required by applicable laws and regulations or the rules of any securities exchange.
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the senior debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286. The security registrar for any subordinated debt securities will be designated in the applicable prospectus supplement.
In the event of any redemption in part of any series of debt securities, we will not be required to issue, register the transfer of or exchange debt securities of any series between the opening of business 15 days before the day of the mailing of a notice of redemption of securities of such series selected for redemption and the close of business on the date of such mailing.
Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the debt securities are registered on days specified in the indentures or any applicable prospectus supplement.
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon our written request, any unclaimed amounts to us.

Our paying agent in the United States for the senior debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286. We will designate the paying agent for any subordinated debt securities in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the applicable prospectus supplement.
Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to our depositary arrangements:
Book-Entry Securities.
Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities.”
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as “participants.”
The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.
Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the applicable indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.
Owners of book-entry securities:
•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of those debt securities under the applicable indenture.
The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
In certain special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors will need to consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.

The applicable prospectus supplement will list the circumstances for terminating a global security that would apply to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.
Satisfaction and Discharge
The indentures will cease to be of further effect with respect to a series of debt securities that have matured or will mature or be called for redemption within one year if, among other conditions, we deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the debt securities, then at our option:
1.	we will be discharged from our obligations with respect to the debt securities; and/or
2.	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.
To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. In addition, as a condition to either of the above elections, no event of default or event which with notice or lapse of time would become an event of default with respect to the applicable debt securities should have occurred and be continuing on the date of such deposit, and we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action, and in the case of debt securities being legally defeased as described in (1) above, a ruling to that effect from the Internal Revenue Service.
If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such debt securities and rights relating to the registration of, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Events of Default, Notice and Waiver
If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement) plus accrued and unpaid interest on all debt securities of that series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities.
Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:
•	we fail to pay the principal of or any premium on such debt security when due;
•	we fail to deposit any sinking fund payment on such series when due;
•	we fail to pay interest when due on such series for 30 days after it is due;
•
we fail to perform any other covenant in the indenture related to the debt securities of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities) from the trustee or by holders of at least 25% in principal amount of the debt securities of such series;

•	we or a court takes certain actions relating to the bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.
For the events of default applicable to a particular series of debt securities, see the applicable prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indentures, and a default under one series of debt securities will not necessarily be a default under another series.
Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days after the occurrence thereof unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.
A trustee is not obligated to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Holders of a majority in principal amount of outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
Each indenture includes a covenant that we will deliver within 120 days after the end of each fiscal year to the trustee a certificate of no default, or specifying the nature and status of any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indentures
Together with the trustee, we may, when authorized by our board of directors, modify the indentures without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities.
Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
•	change the stated maturity of any debt security;
•	reduce the principal, premium (if any), rate of interest or change the method of computing the amount of principal or interest on any debt security;
•	change any place of payment or the currency in which any debt security or any premium or interest thereon is payable;
•	impair the right to sue for the enforcement of any payment after the stated maturity or redemption date;
•
reduce the percentage in principal amount of outstanding debt securities of any series that requires the holders thereof to consent to any modification, amendment or waiver under the applicable indenture; or

•
modify the provisions in the indentures relating to (i) adding provisions or changing or eliminating provisions of the indenture which require the consent of holders, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase any applicable percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the applicable holders.

Notices to Holders
Notice shall be given to holders of debt securities by mail to the addresses of the holders as they appear in the Security Register.

Title
We, the trustee, and any agent of ours or the trustee may treat the registered owner of any registered debt security as the absolute owner of that debt security for all purposes.
Replacement of Securities
We will replace debt securities that have been mutilated, destroyed, stolen or lost, but you will have to pay for the replacement, and in the case of a mutilated debt security, you will have to surrender the mutilated debt security to the trustee first. Additionally, debt securities that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a mutilated, destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
Our Relationship with the Trustees
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustees under the subordinated indentures.
Merger Covenant
The following covenant is applicable to both our senior debt securities and our subordinated debt securities. We may not, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer our properties and assets substantially as an entirety to another person unless:
•	the successor is a U.S. corporation or person;
•	the successor assumes, by a supplemental indenture, on the same terms and conditions all the obligations under the debt securities and the indentures;
•
immediately after giving effect to the transaction, there is no event of default under the applicable indenture and no event which, after notice or lapse of time, or both, would become an event of default; and

•
we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the conditions set forth in the senior indenture or subordinated indentures, as applicable.

The successor corporation will take over all of our rights and obligations under the indentures.
Senior Debt Securities
The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
Covenants.
The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the senior debt securities are outstanding, unless the applicable prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.
Limitation on Liens. We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:
•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;
•	mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary;

•
mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;
•	any mortgages and liens securing industrial development, pollution control or similar revenue bonds;
•	with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

•
mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the “Limitation on Liens” covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.
General. The covenants described above generally only restrict our and our Subsidiaries’ ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of our Consolidated Net Tangible Assets and which our board of directors believes are of material importance to our business (see the definition of “Restricted Property” below). Other than the restrictions on liens and Sale and Leaseback Transactions described above, the senior indenture and the senior debt securities do not contain any covenants or other provisions designed to protect holders of the senior debt securities in the event of a highly leveraged transaction involving us.
Definitions.
“Consolidated Net Tangible Assets” means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” means:
•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;
•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and

•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.
“Funded Debt” means:
•	our Debt or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and
•	Debt classified as long-term debt under generally accepted accounting principles.
The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.
“Restricted Property” means:
•
any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our board of directors’ opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.
In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Sale and Leaseback Transaction” means any arrangement pursuant to which we or any Subsidiary leases from another person any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than:
•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;
•	leases between us and a Subsidiary or between Subsidiaries;
•
leases executed by the time of, or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Subsidiary” means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.
Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.
In addition, claims of our subsidiaries’ creditors and preferred stockholders generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of our subsidiaries.

The subordinated indentures will define “senior indebtedness” to mean the principal of, premium, if any, and interest on:
•
all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same rank as, or ranks junior to, the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.
However, the term “senior indebtedness” will not include:
•	any of our obligations to our Subsidiaries;
•	any liability for Federal, state, local or other taxes owed or owing by us;
•	any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;
•
any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

•	any obligations with respect to any capital stock; or
•	any indebtedness incurred in violation of the subordinated indenture.
There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indentures. The subordinated debt securities will rank equally with our other subordinated indebtedness.
Under the subordinated indentures, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:
•	any senior indebtedness is not paid when due; or
•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.
The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness’ maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.
In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indentures will be made to holders of the senior indebtedness.
If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indentures otherwise permit payment at that time.
As a result of the subordination provisions contained in the subordinated indentures, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

DESCRIPTION OF THE DEBT SECURITIES OF FINANCE SUB AND RELATED GUARANTEES
In this “Description of the Debt Securities of Finance Sub and Related Guarantees” section, all references to (i) the “Subsidiary Issuer” refer to BMS Ireland Capital Funding Designated Activity Company and its successors, as the issuer of debt securities that may be issued hereunder, and not to any of its subsidiaries, and (ii) “Parent” refer to Bristol-Myers Squibb Company and its successors, as the guarantor of the debt securities that may be issued hereunder, and not to any its subsidiaries.
The following description sets forth the general terms that may apply to the Subsidiary Issuer’s debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms; the specific terms of any offered debt securities and the extent to which the general terms described below apply to any offered debt securities will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
The debt securities will be the Subsidiary Issuer’s senior debt securities. Any debt securities of the Subsidiary Issuer that may be offered hereunder will be fully and unconditionally guaranteed by Parent. The Subsidiary Issuer is a designated activity company limited by shares incorporated under the laws of Ireland. The Subsidiary Issuer is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that the Subsidiary Issuer may issue in the future that are fully and unconditionally guaranteed by Parent. The Subsidiary Issuer’s debt securities will be issued in one or more series under the indenture, dated as of October 31, 2025, entered into among the Subsidiary Issuer, Parent and The Bank of New York Mellon, as trustee. This indenture is referred to as the “Finance Sub Indenture” and is filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the Finance Sub Indenture.
The following summary of provisions of the Finance Sub Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Finance Sub Indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the Finance Sub Indenture, as supplemented for a particular offering of debt securities. A form of each debt security and the applicable supplemental indenture, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
General
The Finance Sub Indenture does not limit the amount of debt securities that the Subsidiary Issuer may issue. The debt securities will be unsecured and will have the same rank as all of the Subsidiary Issuer’s other unsecured and unsubordinated debt.
The debt securities may be issued in one or more separate series of senior debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms may include, among others, the following:
•	the title and type of the debt securities;
•	the total principal amount of the debt securities;
•	whether the debt securities of such series are subject to subordination and the terms of such subordination;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the date or dates on which the principal of the debt securities will be payable or the method of determining such dates;

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whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;

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the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

•	any optional or mandatory redemption provisions;
•	any sinking fund or other provisions that would obligate the Subsidiary Issuer to repurchase or otherwise redeem the debt securities;
•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;
•	any changes to or additional events of default or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	any conversion or exchange provisions; and
•	any other specific terms of the debt securities and the guarantees thereof.
Unless we otherwise specify in the applicable prospectus supplement:
•	the debt securities will be registered debt securities;
•	registered debt securities denominated in Euros will be issued in denominations of €100,000 or integral multiples of €1,000 in excess thereof; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
Debt securities may bear legends required by applicable laws and regulations or the rules of any securities exchange.
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If the Subsidiary Issuer issues these securities, the applicable prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.
Guarantee of Debt Securities
Parent will unconditionally and irrevocably guarantee, on an unsecured senior basis, the payment of all of the Subsidiary Issuer’s obligations under each series of debt securities issued under the Finance Sub Indenture and all other amounts owed under the Finance Sub Indenture pursuant to the guarantee (the “Guarantee”) included in the Finance Sub Indenture. If the Subsidiary Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the Finance Sub Indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment. The Guarantee will not be subordinated to any of Parent’s other debt obligations and therefore will rank equally with all of Parent’s other unsecured and unsubordinated indebtedness. Upon a Parent Assumption (as defined herein), Parent shall cease to Guarantee any of the debt securities.
Substitution of Parent as Issuer
Under the Finance Sub Indenture, Parent will have the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the Subsidiary Issuer under each series of debt securities that are then outstanding under the Finance Sub Indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution), provided that Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the Finance Sub Indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Subsidiary Issuer will be relieved of any further obligations under the assumed series of debt securities and the Finance Sub Indenture and (ii) Parent will be released from all obligations under the Guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related provisions included in the Finance Sub Indenture. Following such Parent Assumption, references herein and in the Finance Sub Indenture to the “Subsidiary Issuer” shall be deemed to instead refer to Parent.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286.
In the event of any redemption in part of any series of debt securities, the Subsidiary Issuer will not be required to register, transfer or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of securities of such series selected for redemption and ending at the close of business on the day of such transmission.
Payment and Paying Agent
The Subsidiary Issuer will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the debt securities are registered on days specified in the Finance Sub Indenture or any applicable prospectus supplement.
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon the Subsidiary Issuer’s written request, any unclaimed amounts to the Subsidiary Issuer.
We will designate the paying agent for any debt securities in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with or on behalf of a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the applicable prospectus supplement.
Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to the Subsidiary Issuer’s depositary arrangements:
Book-Entry Securities.
Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities.”
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as “participants.”
The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by the Subsidiary Issuer, if the Subsidiary Issuer offers and sells those securities directly.

Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the Finance Sub Indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.
Owners or holders of book-entry securities:
•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of those debt securities under the Finance Sub Indenture.
The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
In certain special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors will need to consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.
The applicable prospectus supplement will list the circumstances for terminating a global security that would apply to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary—and not the Subsidiary Issuer, Parent or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.
Satisfaction and Discharge
The Finance Sub Indenture will cease to be of further effect with respect to a series of debt securities that have matured or will mature or be called for redemption within one year if, among other conditions, the Subsidiary Issuer deposits with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of the Subsidiary Issuer’s and Parent’s obligations under the Finance Sub Indenture. If the Subsidiary Issuer deposits, or causes to be deposited, with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the debt securities, then at the Subsidiary Issuer’s option:
1.	the Subsidiary Issuer and Parent will be discharged from their obligations with respect to the debt securities; and/or
2.
the Subsidiary Issuer and Parent will no longer be under any obligation to comply with certain restrictive covenants under the Finance Sub Indenture, and certain events of default will no longer apply to the Subsidiary Issuer or to Parent.

To make either of the above elections, the Subsidiary Issuer must deposit, or cause to be deposited, in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. In addition, as a condition to either of the above elections, no event of default or event which with notice or lapse of time would become an event of default with respect to the applicable debt securities should have occurred and be continuing on the date of deposit (other than that resulting from borrowing funds to be applied to make the deposit and the granting of any liens in connection therewith). Additionally, the Issuer must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action, and in the case of debt securities being legally defeased as described in (1) above, a ruling to that effect from the Internal Revenue Service. The Subsidiary Issuer must also deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.
If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the Finance Sub Indenture, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such debt securities and rights relating to the registration of, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Events of Default, Notice and Waiver
If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal amount of such securities as may be described in the applicable prospectus supplement) plus accrued and unpaid interest on all debt securities of that series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities (however holders of not less than a majority in principal amount of the debt securities of such series may rescind an acceleration and its consequences).
The Finance Sub Indenture defines an event of default in connection with any series of debt securities as one or more of the following events:
•	the Subsidiary Issuer fails to pay the principal of or any premium on such debt security when due and such failure continues for a period of one business day;
•	the Subsidiary Issuer fails to make any sinking fund payment for 60 days after it is due;
•	the Subsidiary Issuer fails to pay interest when due on such series for 60 days after it is due;
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the Subsidiary Issuer or Parent fails to perform any other covenant in the Finance Sub Indenture related to the debt securities of the series and this failure continues for 90 days after the Subsidiary Issuer receives written notice of it from the trustee or by holders of at least 33% in principal amount of the debt securities of such series; provided that (i) the trustee, or the trustee and the holders of such principal amount of debt securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by the Subsidiary Issuer or Parent, within such period and is being diligently pursued and (ii) such notice may not be given with respect to any action taken, and reported publicly or to holders of the debt securities, more than two years prior to such notice; provided, further, that the trustee will have no obligation to determine when or if any holders have been notified of any such action or to track when such two-year period starts or concludes;

•	the Subsidiary Issuer or Parent or a court takes certain actions relating to the bankruptcy, insolvency or reorganization of the Subsidiary Issuer or Parent;

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the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Finance Sub Indenture or Parent denies or disaffirms in writing its obligations under the Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Finance Sub Indenture; and

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any other event of default provided for such series of debt securities; provided that no such event will constitute an event of default until the Subsidiary Issuer receives written notice of it from the trustee or by holders of at least 33% in principal amount of the debt securities of such series.

For the events of default applicable to a particular series of debt securities, see the applicable prospectus supplement relating to such series.
Any time period in the Finance Sub Indenture to cure any actual or alleged default with respect to any series of debt securities or event of default may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged default or event of default is the subject of litigation.
A default under the Subsidiary Issuer’s other indebtedness will not be a default under the Finance Sub Indenture, and a default under one series of debt securities will not necessarily be a default under another series.
The Finance Sub Indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days after the occurrence thereof, if known to the trustee, unless the default is cured or waived before the giving of such notice. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.
The trustee is not obligated to exercise any of its rights or powers under the Finance Sub Indenture at the request, order or direction of any of the holders of debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction.
Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, for such applicable series of debt securities.
The Finance Sub Indenture includes a covenant that the Subsidiary Issuer and the Parent will deliver to the trustee, within 120 days after the end of each fiscal year of the Subsidiary Issuer, a written statement of no default or specifying the nature and status of any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Finance Sub Indenture
Together with the trustee, the Subsidiary Issuer and Parent may modify the Finance Sub Indenture without the consent of the holders for limited purposes, including, but not limited to, adding to the covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities.
Together with the trustee, the Subsidiary Issuer and Parent may also make modifications and amendments to the Finance Sub Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series (voting as one class). However, without the consent of each affected holder, no modification may:
•	change the stated maturity of any debt security;
•	reduce the principal, the amount payable upon redemption of any debt security at our option or rate of interest;
•	change the currency in which any debt security or any premium or interest thereon is payable;
•	impair the right to sue for the enforcement of any payment after the stated maturity or redemption date;
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reduce the percentage in principal amount of outstanding debt securities of any series that requires the holders thereof to consent to any modification, amendment or waiver under the Finance Sub Indenture;

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modify the provisions in the Finance Sub Indenture relating to (i) adding provisions or changing or eliminating provisions of the Finance Sub Indenture which require the consent of holders, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase any applicable percentage or to provide that certain other provisions of the Finance Sub Indenture cannot be modified or waived without the consent of each applicable holder; or

•	adversely change, or release (other than in accordance with the Finance Sub Indenture) the Guarantee.
Notices to Holders
Notice shall be given to holders of debt securities (i) by mail to the addresses of the holders as they appear in the security register of the Subsidiary Issuer or (ii) by delivery of such notice to The Depository Trust Company (“DTC”) for posting through its “Legal Notice Service” (LENS) or a successor system thereof if such series of debt securities has been issued in the form of one or more global securities through DTC as depositary. In addition, notices to holder of a global security will be sufficiently given if given to the applicable depositary (or its designee) pursuant to the standing instructions from the applicable depositary or its designee, including by electronic mail in accordance with accepted practices at the applicable Depositary.
Title
The Subsidiary Issuer, the Parent, the trustee, and any agent of the Subsidiary Issuer or the trustee may treat the registered owner of any registered debt security as the absolute owner of that debt security for all purposes.
Replacement of Securities
The Subsidiary Issuer will replace debt securities that have been mutilated, destroyed, stolen or lost, but you will have to pay for the replacement, and in the case of a mutilated debt security, you will have to surrender the mutilated debt security to the trustee first. Additionally, debt securities that become destroyed, stolen, or lost will only be replaced by the Subsidiary Issuer upon your providing evidence of destruction, loss, or theft that the trustee and the Subsidiary Issuer find satisfactory. In the case of a mutilated, destroyed, lost, or stolen debt security, the Subsidiary Issuer may also require you, as the holder of the debt security, to indemnify the trustee and the Subsidiary Issuer before the Subsidiary Issuer will issue any replacement debt security.
Governing Law
The Finance Sub Indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.
Relationship with the Trustee
The Subsidiary Issuer or Parent may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the Finance Sub Indenture.
Covenants
The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the debt securities are outstanding, unless the applicable prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.
Merger. The Subsidiary Issuer or Parent may not, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer the properties and assets of the Subsidiary Issuer or Parent, as the case may be, substantially as an entirety, to another person unless:
•
in the case of the Subsidiary Issuer, the due and punctual payment of the principal of and premium, if any, and any interest on all the debt securities of the Subsidiary Issuer issued under the Finance Sub Indenture and the performance and observance of all of the covenants and conditions of the Finance Sub Indenture that the Subsidiary Issuer would otherwise have to perform, or, in the case of Parent, the performance of the Guarantee and the performance and observance of all covenants and conditions of the Finance Sub Indenture that Parent otherwise would have to perform, shall, in either case, be expressly assumed, by a supplemental indenture, executed and delivered by the successor to the Subsidiary Issuer or Parent, if other than the Subsidiary Issuer or Parent, as the case may be; and
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the Subsidiary Issuer has delivered to the trustee an officer’s certificate and opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the conditions set forth in the Finance Sub Indenture.

The successor person will take over all of the Subsidiary Issuer’s or the Parent’s, as the case may be, rights and obligations under the Finance Sub Indenture.
Limitation on Liens. Parent has agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any Debt of Parent, any Subsidiary of Parent or any other person, or permit any Subsidiary of Parent to do so, without securing the debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:
•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries of Parent;
•	mortgages and liens existing on property at the time the property was acquired by Parent or a Subsidiary of Parent;
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mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary of Parent that the Subsidiary of Parent owes to Parent or another Subsidiary of Parent;
•	any mortgages and liens securing industrial development, pollution control or similar revenue bonds;
•	with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
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any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

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mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of Parent and Parent’s Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 10% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither Parent nor any Subsidiary of Parent owning Restricted Property may enter into any Sale and Leaseback Transaction unless Parent or such Subsidiary of Parent could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding debt securities without violating the “Limitation on Liens” covenant discussed above. Parent, or any such Subsidiary of Parent, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, Parent applies an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. Parent will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.
General. The covenants described above generally only restrict Parent’s and Parent’s Subsidiaries’ ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of Parent’s Consolidated Net Tangible Assets and which Parent’s board of directors believes are of material importance to the business of Parent and its Subsidiaries taken as a whole (see the definition of “Restricted Property” below). Other than the restrictions on liens and Sale and Leaseback Transactions described above, the Finance Sub Indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction involving Parent and its Subsidiaries.
Definitions.
We have summarized below definitions of some of the terms used in the Finance Sub Indenture.
“Consolidated Net Tangible Assets” means the total amount of Parent’s assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on Parent’s most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” means:
•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;
•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and
•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.
“Funded Debt” means:
•	Parent’s Debt or Debt of a Subsidiary of Parent owning Restricted Property, maturing by its terms more than one year after its creation; and
•	Debt classified as long-term debt under generally accepted accounting principles.
“Restricted Property” means:
•
any manufacturing facility, or portion thereof, owned or leased by Parent or any of Parent’s Subsidiaries and located within the continental United States which, in Parent’s board of directors’ opinion, is of material importance to Parent’s business and the business of Parent’s Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary of Parent owning any such manufacturing facility.
In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Sale and Leaseback Transaction” means any arrangement pursuant to which Parent or any Subsidiary of Parent leases from another person any Restricted Property that has been or is to be sold or transferred by Parent or the Subsidiary to such person, other than:
•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;
•	leases between Parent and a Subsidiary of Parent or between Subsidiaries of Parent;

•
leases executed by the time of, or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Subsidiary” means, when used with respect to any Person, an entity of which more than 50% of the outstanding capital stock having ordinary voting power (other than capital stock having such power only by reason of contingency) is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, Parent uses a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.

DESCRIPTION OF THE CAPITAL STOCK
Common Stock
As of the date of this prospectus, Parent is authorized to issue up to 4.5 billion shares of common stock, $0.10 par value per share. The common stock is listed on the New York Stock Exchange under the symbol “BMY.”
Dividends
Holders of common stock are entitled to receive dividends out of any assets legally available for payment of dividends as may from time to time be declared by Parent’s board of directors, subject to the rights of the holders of the preferred stock.
Voting
Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of common stock do not have cumulative voting rights. Except as otherwise provided by applicable law, rule or regulation, by the rules or regulations of any securities exchange applicable to Parent or Parent’s securities, or by Parent’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) or Parent’s by-laws (the “By-laws”), all matters shall be decided by the holders of a majority in voting power of the outstanding shares of stock of Parent present in person or by proxy and entitled to vote thereon.
Rights Upon Liquidation
In the event of Parent’s voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in Parent’s assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.
Board of Directors
The By-laws provide that Parent’s board of directors shall be a single class, elected annually at any meeting for the election of directors at which a quorum is present (a quorum being a majority of the stockholders), pursuant to a majority of the votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality of votes cast.
Preemptive and Other Rights
Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights. There are no sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of common stock are subject to the outstanding shares of $2.00 convertible preferred stock, and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Parent may designate and issue in the future.
Preferred Stock
The following is a description of general terms and provisions of Parent’s preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.
All the terms of the preferred stock are, or will be, contained in Parent’s Certificate of Incorporation and the certificate of designations relating to each series of the preferred stock, which will be filed with the SEC at or before the time Parent issues a series of the preferred stock.

Parent is authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. Parent’s $2.00 convertible preferred stock votes as a single class with Parent’s common stock, with each share entitled to a single vote. Subject to limitations prescribed by law, Parent’s board of directors is authorized at any time to:
•	issue one or more series of preferred stock;
•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and
•	determine the number of shares in any series.
Parent’s board of directors is also authorized to determine, for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to the series the following information:
•	whether dividends on that series of preferred stock will be cumulative and, if so, from which date;
•	the dividend rate;
•	the dividend payment date or dates;
•	the liquidation preference per share of that series of preferred stock, if any;
•	any conversion provisions applicable to that series of preferred stock;
•	any redemption or sinking fund provisions applicable to that series of preferred stock;
•	the voting rights of that series of preferred stock, if any; and
•	the terms of any other preferences or special rights applicable to that series of preferred stock.
The preferred stock, when issued, will be fully paid and nonassessable.
Dividends
Holders of preferred stock will be entitled to receive, when, as and if declared by Parent’s board of directors, cash dividends at the rates and on the dates as set forth in the applicable certificate of designations. Generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock.
Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other agreements governing certain transactions Parent may enter into.
Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable certificate of designations.
The holders of shares of the $2.00 convertible preferred stock have the right, at their option, to convert such shares into shares of common stock at any time, subject to, and in accordance with the terms of the applicable certificate of designation.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable certificate of designations.
Parent may redeem the $2.00 convertible preferred shares at Parent’s option, at any time, or from time to time for $50.00 together with an amount equal to any dividends accrued and unpaid thereon to the date of redemption.
Shares of preferred stock that Parent redeems or otherwise reacquires will, subject to the provisions of the Delaware General Corporation Law (the “DGCL”), resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance.
There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in the applicable certificate of designations.

Liquidation
In the event Parent voluntarily or involuntarily liquidates, dissolves or winds up its affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable certificate of designation, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock.
If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of Parent’s remaining assets.
Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.
Voting Rights
The holders of preferred stock will be entitled to such voting rights as provided in the certificate of designations with respect to a particular series and the Certificate of Incorporation. If and whenever accrued dividends on the preferred stock have not been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of all series of preferred stock at the time outstanding, then the holders of the preferred stock, voting separately as a class, will be entitled to elect two directors at the next annual or special meeting of the stockholders. During the time the holders of preferred stock are entitled to elect two additional directors, they are not entitled to vote with the holders of common stock in the election of any other directors. If all accumulated dividends on preferred stock have been paid in full, the holders of shares of preferred stock will no longer have the right to vote on directors except as provided for in the applicable certificate of designations, the term of office of each director so elected will terminate, and the number of Parent’s directors will, without further action, be reduced accordingly.
The vote of the holders of at least two-thirds of the outstanding shares of preferred stock voting only as a class is required to authorize any amendment to the Certificate of Incorporation or By-laws which would materially alter any existing provisions of the preferred stock or which would authorize a class of preferred stock ranking prior to the outstanding preferred stock as to dividends or assets. In addition, the vote of the holders of at least a majority of the outstanding shares of preferred stock voting together as a class is required to make effective any amendment to the Certificate of Incorporation authorizing the issuance of or any increase in the authorized amount of any class of preferred stock ranking on a parity with or increasing the number of authorized shares of preferred stock.
No Other Rights
The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, the Certificate of Incorporation or certificate of designations or as otherwise required by law.
Transfer Agent and Registrar
Parent will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.
Antitakeover Provisions
Provisions of the DGCL, the Certificate of Incorporation and the By-laws, which are summarized below, may have antitakeover effects and could delay, defer or prevent a tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest.

Delaware Law Antitakeover Statute
Parent is governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or

•	the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Bristol Myers Squibb.
Issuance of Undesignated Preferred Stock
Parent’s board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, to the extent not fixed by certain provisions set forth in the Certificate of Incorporation, designated from time to time by Parent’s board of directors. The existence of authorized but unissued shares of preferred stock would enable Parent’s board of directors to render more difficult or to discourage an attempt to obtain control of Parent by means of a merger, tender offer, proxy contest or other means.
No Cumulative Voting
The Certificate of Incorporation does not provide for cumulative voting.
Size of Board of Directors and Vacancies
The By-laws provide that the total number of Parent’s directors will be fixed from time to time by a majority vote of Parent’s board of directors. The By-laws further provide that, subject to the rights of holders of any series of preferred stock to elect directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in Parent’s board of directors, shall be filled by an affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any directors so elected shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.
Amendment to By-laws
Except as otherwise provided in the Certificate of Incorporation, the By-laws may be altered, amended or repealed or new by-laws may be made by the affirmative vote of the holders of record of a majority of Parent’s shares entitled to vote, at any annual or special meeting, or, by a vote of the majority of Parent’s board of directors, at any regular or special meeting at which a quorum is present.
Special Stockholder Meetings; Notice Requirements
Except as otherwise required by law and subject to the rights under the Certificate of Incorporation of the holders of any class or series of stock having a preference over Parent’s common stock, a special meeting of stockholders (1) may be called only by the chairman of Parent’s board of directors or by Parent’s board of directors pursuant to a resolution approved by a majority of Parent’s board of directors and (2) must be called by the secretary upon the written request of the record holders as of the Meeting Request Record Date (as defined in the By-laws) of at least 15% in voting power of the outstanding shares of Parent’s stock who have complied with the requirements in the By-laws. The By-laws provide advance notice procedures for stockholders seeking to bring business before its annual meeting of stockholders or to nominate candidates for election as directors at its annual meeting of stockholders. The By-laws also specify certain requirements regarding the form and content of a stockholder’s notice.
Exclusive Forum for Certain Lawsuits
The By-laws provide that, unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on Parent’s behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of Parent’s directors, officers or other employees to Parent or Parent’s stockholders, creditors or other constituents, (iii) action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, Parent’s Certificate of Incorporation or the By-laws or (iv) action asserting a claim against Parent or any of Parent’s directors, officers or other employees governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court of the State of Delaware. The By-laws also provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of Parent’s capital stock will be deemed to have notice of and consented to this forum selection provision.
This forum selection provision is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, the forum selection provision in the By-laws will not relieve Parent of Parent’s duties to comply with the federal securities laws and the rules and regulations thereunder, and Parent’s stockholders will not be deemed to have waived Parent’s compliance with these laws, rules and regulations.
However, this forum selection provision in the By-laws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Parent or any of Parent’s directors, officers and other employees, which may discourage lawsuits with respect to such claims, although Parent’s stockholders will not be deemed to have waived Parent’s compliance with federal securities laws and the rules and regulations thereunder. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, if a court were to find the provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Parent may incur additional costs associated with resolving such action in other jurisdictions, which could harm Parent’s business, operating results and financial condition.

DESCRIPTION OF THE DEPOSITARY SHARES
Parent may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If Parent does offer fractional shares of preferred stock, it will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights will include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
Holders of depositary receipts will agree to be bound by the deposit agreement, which will require holders to take certain actions such as filing proof of residence and paying certain charges.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, Parent’s Certificate of Incorporation and the certificate of designations for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with Parent’s approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of Parent’s voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever Parent redeems any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from Parent and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.
Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. Parent will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between Parent and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution relating to the preferred stock in connection with Parent’s dissolution, and that distribution has been made to all the holders of depositary shares.
Charges of Depositary
Parent will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Parent will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications Parent delivers to the depositary that Parent is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary—and at other places as it thinks is advisable—any reports and communications Parent delivers to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither Parent nor the depositary will be liable if either Parent or the depositary is prevented or delayed by law or any circumstance beyond their control in performing their respective obligations under the deposit agreement. Parent’s obligations and those of the depositary will be limited to performance in good faith of their respective duties under the deposit agreement. Neither Parent nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Parent and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to Parent of its election to do so. Parent may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.
Federal Income Tax Consequences
Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:
•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;
•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and
•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

DESCRIPTION OF THE WARRANTS
Parent may issue warrants for the purchase of Parent’s debt securities, preferred stock or common stock. Warrants may be issued independently or together with Parent’s debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Parent and a bank or trust company, as warrant agent. The warrant agent will act solely as Parent’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.
The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities, preferred stock or common stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information Parent thinks is important about the warrants.

PLAN OF DISTRIBUTION
General
Parent and Finance Sub may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.
A prospectus supplement relating to a particular offering of securities may include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the securities;
•	the net proceeds to Parent or Finance Sub from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.
Underwriting Compensation
Parent and Finance Sub may offer these securities to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from Parent or Finance Sub or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If Parent or Finance Sub uses an underwriter or underwriters in the sale of particular securities, they will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the applicable prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the applicable prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from Parent or Finance Sub and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the applicable prospectus supplement will identify the underwriter or agent and describe the compensation received from Parent or Finance Sub.
Indemnification
Parent and Finance Sub may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by Parent and Finance Sub against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions
Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for Parent, Finance Sub and/or Parent’s or Finance Sub’s affiliates from time to time in the ordinary course of business.
Delayed Delivery Contracts
Parent and Finance Sub may authorize underwriters or other persons acting as their agents to solicit offers by institutions to purchase securities from them pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases Parent or Finance Sub, as applicable, must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The legal validity of the securities of Parent offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York. The legal validity of the debt securities of Finance Sub offered by this prospectus will be passed upon for us by Arthur Cox LLP.

EXPERTS
The financial statements of Bristol-Myers Squibb Company incorporated by reference in this prospectus, and the effectiveness of Bristol-Myers Squibb Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE
Parent files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on or accessible through the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:
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Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025, including the information in Parent’s proxy statement that is part of Parent’s Schedule 14A, filed with the SEC on March 26, 2025, that is incorporated by reference in that Annual Report on Form 10-K;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 24, 2025, for the quarter ended June 30, 2025, filed with the SEC on July 31, 2025, and for the quarter ended September 30, 2025, filed with the SEC on October 30, 2025; and

•	Current Reports on Form 8-K, filed on February 18, 2025, May 7, 2025 and July 25, 2025.
Furthermore, all future filings made by Parent with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.
We encourage you to read Parent’s periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of Parent’s SEC filings through our website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. The information contained on or accessible through our website is not a part of this prospectus. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08543
Attention: Office of the Corporate Secretary
Telephone: (609) 252-4621

ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS
The Finance Sub Indenture and debt securities will be governed by New York law. Finance Sub is a designated activity company limited by shares incorporated under the laws of Ireland and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it may issue in the future that are fully and unconditionally guaranteed by Parent. In addition, all of Finance Sub’s directors, and all or a substantial portion of the assets of the Finance Sub, are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Finance Sub or to enforce against Finance Sub in United States courts, judgments obtained in such courts in civil and commercial matters, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Finance Sub has, however, agreed to appoint Parent to be its authorized agent for service of process with respect to actions arising out of or based on the Finance Sub Indenture, the Securities (as defined in the Finance Sub Indenture) or the transactions contemplated thereby.
There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in the courts of Ireland, and there is doubt as to whether the courts in Ireland would enter judgments in original actions brought in courts of Ireland based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Ireland. As a result, and as the United States is not a party to any convention with Ireland in respect of the enforcement of judgments, common law rules would apply in order to determine whether a judgment of the federal or state courts of the United States is enforceable in Ireland. A judgment of the courts of the State of New York will be enforced by the courts of Ireland if the following general requirements are met:
(i)
the federal or state court of the United States must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(ii)
the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. However, where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

However, Irish courts may refuse to enforce a judgment of the courts of the State of New York which meets the above requirements for one of the following reasons:
(i)	if the judgment is not for a definite sum of money;
(ii)	if the judgment was obtained by fraud;
(iii)	the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;
(iv)	the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland;
(v)
jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules;

(vi)	if the judgment is irreconcilable with an earlier judgment of the federal or state court of the United States; or
(vii)	if enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the federal or state court of the United States.
Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against Finance Sub and its directors. Courts of Ireland may not recognize or enforce judgments against Finance Sub and its directors to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the courts of Ireland to be or not be punitive or penal in nature.

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PRELIMINARY PROSPECTUS SUPPLEMENT
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Société Générale
Corporate & Investment Banking
   , 2025